SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to Rule 14a-12.

Phelps Dodge Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Notice of
Annual Meeting
of Shareholders
and Proxy
Statement
May 23, 2003

J. Steven Whisler

Chairman, President and
Chief Executive Officer

April 25, 2003

Dear Shareholder:

      You are cordially invited to attend our annual meeting of shareholders to be held at 8:00 a.m. (MST) on Friday, May 23, 2003, at the Phoenix Art Museum, 1625 North Central Avenue, Phoenix, Arizona. Enclosed with this proxy statement are your proxy card and the 2002 annual report, which includes the Corporation’s Annual Report on Form 10-K.

      Your vote is important. Whether you plan to attend or not, please access electronic voting via the internet or the automated telephone voting feature which are described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the meeting you may vote in person.

      Registration and seating will begin at 7:30 a.m. Each shareholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the April 21 record date. Cameras and recording devices will not be permitted at the meeting.

      Last year, 84% of our outstanding shares were represented in person or by proxy, and we hope to increase our shareholder participation this year.

Sincerely,

J. Steven Whisler

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Phelps Dodge Corporation:

      The annual meeting of shareholders of Phelps Dodge Corporation will be held at the Phoenix Art Museum, 1625 North Central Avenue, Phoenix, Arizona, on Friday, May 23, 2003, at 8:00 a.m., to consider and take action on the following:

1. Elect five directors;

2. Consider for approval the Phelps Dodge 2003 Stock Option and Restricted Stock Plan; and

3. Transact any other business that may properly be brought before the annual meeting.

      Only holders of record of the Corporation’s common shares at the close of business on April 21, 2003, will be entitled to vote at the meeting. On April 21, 2003, we had 88,985,242 common shares outstanding.

      If you participate in the Mellon Investor Services LLC Investor Services Program for Phelps Dodge Corporation Shareholders, all common shares held for your account under that service will be voted in accordance with your proxy.

      Proxies are solicited by the Board of Directors. You may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter or new proxy, dated later than your first proxy, to J. Dale Brunk, Vice President, Assistant General Counsel and Secretary.

      Shareholders who do not expect to attend the meeting in person are asked to access electronic voting via the internet or telephone voting as described on the enclosed proxy card or date, sign and complete the proxy card and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. If you are attending in person and if you have mailed your proxy card, you may revoke your proxy and vote in person at the meeting.

      This proxy statement and accompanying materials are being first sent to shareholders on April 25, 2003.

By order of the Board of Directors,

J. Dale Brunk
Vice President, Assistant General Counsel and Secretary

Phoenix, Arizona

April 25, 2003

1. ELECTION OF DIRECTORS

Board Structure	The Corporation currently has eleven directors. Nine directors are divided into three classes: two in Class I, four in Class II and three in Class III. Mr. Jack E. Thompson, was elected a director of the Corporation on December 4, 2002, effective January 1, 2003. Mr. Thompson will stand for election as a Class III director at the 2003 annual meeting of shareholders. The terms of office of three Class III directors expire at the 2003 annual meeting of shareholders. Mr. Jon C. Madonna was elected a director of the Corporation on March 5, 2003. Mr. Madonna will stand for election as a Class I director at the 2003 annual meeting of shareholders for a term of one year.

Class III and Class I Election	The four nominees for election as Class III directors and the one nominee for election as a Class I director are listed below. If elected, the nominees, as Class III directors, will serve for a term of three years and until their successors are elected and qualify. The nominee for election as a Class I director will serve for a term of one year. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Class III and Class I Nominees	A nominee must receive a plurality of the votes cast at the annual meeting to be elected. Abstentions and broker non-votes, therefore, have no effect on the election of directors.

	Age, Principal Occupation, Business	Director
Nominee	Experience and Other Directorships Held	Since

Robert N. Burt (Class III)	Mr. Burt retired as Chairman of the Board and Chief Executive Officer of FMC Corporation (chemicals and machinery for industry, agriculture and government) in November 2001. He held those positions since 1991. He is a director of Pfizer Corporation and Janus Capital Group Inc. Age 65.	1993

Robert D. Krebs (Class III)	Mr. Krebs retired as Chairman of Burlington Northern Santa Fe Corporation (transportation) in April 2002. He held that position since December 2000. He was Chairman and Chief Executive Officer from June 1999 until December 2000, and Chairman, President and Chief Executive Officer from April 1997 to May 1999. Age 61.	1987

	Age, Principal Occupation, Business	Director
Nominee	Experience and Other Directorships Held	Since

William J. Post (Class III)	Mr. Post has been Chairman of the Board of Pinnacle West Capital Corporation (holding company of subsidiaries operating, selling and delivering electricity and energy-related products and services) since February 2001 and its Chief Executive Officer since February 1999. He was the President from August 1999 to February 2001, and from February 1997 to February 1999. He is currently also Chairman of the Board of Arizona Public Service Company (APS) (supplier of electricity), a subsidiary of Pinnacle West Capital Corporation. He was Chairman of the Board and Chief Executive Officer of APS from February 2001 to September 2002, and from October 1998 to February 2001 was the Chief Executive Officer. He was APS’s President and Chief Executive Officer from February 1997 to October 1998. He is a director of Blue Cross-Blue Shield of Arizona, Nuclear Electric Insurance, Ltd. and NAC International, Inc. Age 52.	2001

Jack E. Thompson (Class III)	Mr. Thompson has been the Vice Chairman of Barrick Gold Corporation (multinational gold mining company) since December 2001. From April 1999 until December 2001 he was the Chairman and Chief Executive Officer of Homestake Mining Company (multinational gold mining company) which merged with Barrick Gold Corporation in December 2001. From July 1998 until March 1999 he was the Chairman, President and Chief Executive Officer of Homestake Mining Company and its President and Chief Executive Officer from May 1996 until July 1998. He is a Director of Barrick Gold Corporation. Age 53.	2003

Jon C. Madonna (Class I)	Mr. Madonna has been Chairman of the Board of DigitalThink, Inc. (e-learning company) since April 2002. From April 2001 until March 2002 he was President and Chief Executive Officer of DigitalThink, and from January 1999 until October 2000 he was the President and Chief Executive Officer of Carlson Wagonlit Corporate Travel (business travel and expense management company). He was Vice Chairman of The Travelers Group (financial services and insurance company) from January 1997 until October 1998. Mr. Madonna was Chairman of KPMG International (international accounting and tax services company) from July 1995 to January 1996 and Chairman and Chief Executive Officer of KPMG Peat Marwick USA from 1990 until 1996. Mr. Madonna is a director of ATT, Albertsons Inc., DigitalThink, Inc., Neuberger Berman, Inc. and Tidewater Inc. Age 60.	2003

Continuing Directors	The six directors whose terms will continue after the annual meeting and will expire at the 2004 annual meeting (Class I) or the 2005 annual meeting (Class II) are listed below.

	Age, Principal Occupation, Business	Director
Director	Experience and Other Directorships Held	Since

Marie L. Knowles (Class I)	Mrs. Knowles was Executive Vice President and Chief Financial Officer of Atlantic Richfield Company (diversified energy company) from July 1996 until her retirement on June 1, 2000. From 1993 until 1996 she was Senior Vice President of Atlantic Richfield Company and President of ARCO Transportation Company, a former subsidiary of Atlantic Richfield Company. Mrs. Knowles is a director of McKesson Corporation and URS Corporation, and a trustee of the Fidelity Funds. Age 56.	1994

Gordon R. Parker (Class I)	Mr. Parker was Chairman of Newmont Mining Corporation from 1986 until his retirement in 1994. He was Chief Executive Officer from 1985 until 1993. Mr. Parker is a director of Caterpillar, Inc., Gold Fields Limited and The Williams Companies, Inc. Age 67.	1995

Archie W. Dunham (Class II)	Mr. Dunham has been Chairman of ConocoPhillips (integrated energy company) since August 2002 following the merger of Conoco Inc. and Phillips Petroleum Company in August 2002. He was Chairman of Conoco Inc. (integrated energy company) from August 1999 to August 2002, and President and Chief Executive Officer of Conoco Inc. from January 1996 to August 2002. He was an Executive Vice President of E.I. du Pont de Nemours and Company, Conoco’s former parent, from 1995 to October 1998. Mr. Dunham is a director of ConocoPhillips, Louisiana Pacific Corporation and Union Pacific Corporation. Age 64.	1998

William A. Franke (Class II)	Mr. Franke was Chairman and Chief Executive Officer of America West Holdings Corporation from February 1997 and President from April 1999 until his retirement on September 1, 2001. He was Chief Executive Officer of its principal subsidiary, America West Airlines, Inc., (airline carrier) from April 1999 until his retirement on September 1, 2001 and was Chairman of its Board from 1992 until his retirement on September 1, 2001. He also was its President from April 1999 until May 24, 2000. He has been President of Franke and Company, Inc., Phoenix, Arizona, an investment firm, since 1987. He is the managing member of Air Partners III, LLC, a private equity fund focused on investments in the air transportation sector and a managing partner of Newbridge Latin America, L.P., a private equity fund with investments in that region. He is also a director of On Semiconductor, Inc. Age 66.	1980

	Age, Principal Occupation, Business	Director
Director	Experience and Other Directorships Held	Since

Southwood J. Morcott (Class II)	Mr. Morcott was Chairman of the Board of Dana Corporation (manufacturer and distributor of automotive and vehicular parts) from 1990 until his retirement on April 30, 2000. He was Chief Executive Officer of Dana Corporation from 1989 until February 1999, and President from 1986 until 1995. Mr. Morcott is a director of CSX Corporation, Johnson Controls, Inc. and Navistar International Inc. Age 65.	1991

J. Steven Whisler (Class II)	Mr. Whisler was elected Chairman of the Corporation on May 3, 2000, and has been Chief Executive Officer since January 1, 2000. He has been President since December 1997 and was also Chief Operating Officer from December 1997 until January 1, 2000. He was President of Phelps Dodge Mining Company, a division of the Corporation, from 1991 to October 1998. He is a director of Burlington Northern Santa Fe Corporation, Southern Peru Copper Corporation and America West Holdings Corporation. Age 48.	1995

CORPORATE GOVERNANCE AND GENERAL INFORMATION

CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance	At its September 4, 2002 meeting, the Board of Directors amended its corporate governance guidelines, previously adopted in 1999, to reflect certain proposed revisions to the rules of the New York Stock Exchange (NYSE) that were released in August 2002. The proposed revisions impose new independence requirements on directors and establish minimum corporate governance standards. The Phelps Dodge Corporation Board of Directors is in compliance as of this date with the proposed revisions, and its corporate governance guidelines are published in this proxy statement beginning on page 9.

Board Meetings	The Board of Directors met eight times during 2002. Various committees of the Board also met during the year. All directors attended at least 75% of all Board and committee meetings except for Mr. Parker who, due to illness, was able to attend only 68% of all Board and committee meetings. The average attendance for all other directors was 90%.

Board Committees	The Audit Committee comprises Messrs. Franke, (Mrs.) Knowles (Chair), Krebs, Madonna (effective April 2003), Parker and Post and met eight times during 2002. In 2000, the Board of Directors adopted a written Charter of the Audit Committee which was amended at the December 2002 Board of Directors meeting to reflect new requirements arising from proposed rules issued by the NYSE and requirements of the Sarbanes-Oxley Act. The revised Charter is printed beginning on page 29 of this proxy statement. The Board of Directors determined that each member of the Committee is independent and possesses financial management expertise for purposes of the rules of the New York Stock Exchange. The Committee generally performs the following functions:

• Assists the Board of Directors with oversight of: (i) the quality and integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Corporation’s independent accountants; and (iv) the performance of the Corporation’s internal audit function and the independent accountants;

• Prepares the report of the Audit Committee to be included in the Corporation’s Proxy Statement as required under the rules of the Securities and Exchange Commission; and

• Provides an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.

The Compensation and Management Development Committee, comprising Messrs. Burt, Dunham (Chair), Franke (effective April 2003), (Mrs.) Knowles, Morcott and Post met four times during 2002. At its September 4, 2002 meeting, the Board of Directors ratified the Committee’s charter which is printed beginning on page 26 of this proxy statement. The Committee generally performs the following functions:

• Reviews and approves the compensation of the Corporation’s senior officers;

• Reviews management recommendations concerning the compensation of other officers and key personnel;

• Reviews the Corporation’s program for management development; and

• Reviews and approves incentive compensation awards, stock option grants and awards of restricted stock.

The Committee on Directors and Corporate Governance comprises Messrs. Burt (Chair), Dunham, Krebs, Madonna (effective April 2003), Morcott and Thompson (effective February 2003) and met twice during 2002. At its September 3, 2002 meeting, the Board of Directors adopted a written charter for the Committee which is printed beginning on page 13 of this proxy statement. The Committee generally performs the following functions:

• Makes recommendations concerning the composition of the Board and its committees, and reviews director compensation;

• Reviews the qualifications of potential director candidates and recommends to the Board nominees for election as directors; and

• Develops and reviews the Board Governance Policies and makes recommendations concerning the corporate governance program for the Corporation.

The Committee on Directors and Corporate Governance will consider potential nominees recommended by shareholders. Recommendations should be sent to the Vice President, Assistant General Counsel and Secretary of the Corporation and should include the address and a brief description of the qualifications of the individual recommended.

The Environmental, Health and Safety Committee, comprising Messrs. Burt, (Mrs.) Knowles, Parker (Chair), Post and Thompson (effective February 2003), met two times in 2002. The Committee generally performs the following functions:

• Reviews the Corporation’s environmental, health and safety policies;

• Reviews management’s implementation of these policies; and

• Makes reports and recommendations to the Board concerning the results of its reviews.

The Finance Committee comprises Messrs. Dunham (effective April 2003), Franke, Krebs (Chair), Madonna (effective April 2003), Morcott, Parker and Thompson (effective February 2003) and met four times during 2002. The Committee generally performs the following functions:

• Reviews the financial affairs of the Corporation and its subsidiaries;

• Recommends to the Board financial policies and actions to accommodate the Corporation’s goals and operating strategies while maintaining a sound financial condition; and

• Reviews the funding and management of assets for retirement income plans of the Corporation and its subsidiaries.

Directors Stock Ownership Policy	The Board of Directors has adopted a policy that each director, within three years of his or her election, shall own a total of not less than 2,000 common shares of the Corporation. Stock units granted to a director under the Corporation’s Directors Stock Unit Plan or the Deferred Compensation Plan apply toward attainment of the requirement.

Board Compensation

Retainer and Fees	Directors who are not salaried employees of the Corporation (“non-employee directors”) receive the following annual compensation for their Board service:

Annual Retainer:	$36,000

Annual Committee Chair Stipend:	$3,000
Effective January 2003, the Audit Committee Chair stipend and the Compensation and Management Development Committee Chair stipend is $6,000.

Attendance Fees:	$1,000 for each Board meeting
$1,000 for each Board Committee meeting
Expenses related to attendance

Shares of Stock:	The foregoing retainer and fees, at the election of the Director, may be received in an equivalent number of the Corporation’s common shares in lieu of cash.

Stock Units:	Number of units equal in value to $50,000 on date of grant under the Directors Stock Unit Plan described below.

Directors Stock Unit Plan	In order to encourage increased stock ownership, the Board of Directors adopted the Directors Stock Unit Plan. Pursuant to that Plan, each non-employee director receives an annual grant of stock units having a value equal to $50,000 on the date of the grant. One unit is equal in value to one share of the Corporation’s common stock. While stock units do not confer on a director the right to vote, each stock unit is credited on each dividend payment date with stock units equal to the applicable dividend payable on the Corporation’s common shares. Upon termination of service as a director, the director is entitled to payment of his or her accumulated stock units in an equivalent number of the Corporation’s common shares or in cash.

Directors Deferred Compensation Plan	Directors may defer payment of retainer and/or meeting fees to future years and may elect to have such deferred compensation deemed to

• receive interest at prevailing market rates

• be invested in the Corporation’s common shares, or

• be invested in one of several mutual funds designated for that purpose.

Expenses and Benefits	All directors are reimbursed for travel and other related expenses incurred in attending shareholder, Board and committee meetings. The Corporation also provides non-employee directors with life insurance benefits.

Directors and Officers Liability Insurance

      The Corporation maintains directors and officers liability insurance policies and pension trust liability policies (placed on three-year terms) issued by National Union Fire Insurance Company of Pittsburgh, Pa., Executive Risk Indemnity Inc., Continental Casualty Company, Federal Insurance Company and XL Insurance Company. The policies insure (i) directors, officers, division presidents and vice presidents of the

Corporation and its subsidiaries, and employees who are fiduciaries of employee benefit plans of the Corporation and its subsidiaries, against certain liabilities they may incur in the performance of their duties, (ii) the Corporation against its obligation to indemnify such persons against such liabilities, and (iii) the Corporation for allegations related to securities claims. On June 1, 2000, the Corporation extended those policies to June 1, 2003 at annual prepaid premiums of $413,699, $118,800, $100,625, $44,550 and $60,720, respectively, for each of the above mentioned policies. On August 1, 2002 the Corporation purchased additional directors and officers liability insurance coverage from Corporate Officers Directors Assistance Company and Starr Excess Insurance Company. The additional coverage extends to June 1, 2003. The premiums for these policies are $250,000 and $150,000, respectively. These policies insure directors and officers of the Corporation and its subsidiaries against certain liabilities they may incur in the performance of their duties which are not indemnifiable under the bylaws of the Corporation.

* * * * *

CORPORATE GOVERNANCE GUIDELINES OF

PHELPS DODGE CORPORATION

Offices of Chairman and CEO

      The By-Laws currently provide that the CEO is the Chairman. In the past, the By-Laws have been amended by the Board to accommodate the governance structure deemed appropriate at the time.

Director to Preside at Executive Sessions

      The Board has adopted a policy providing that regularly scheduled executive sessions of the independent Directors shall be presided at by an independent Director who will generally be the Chair of the Committee having jurisdiction over the bulk of the issues to be discussed at such executive session.

Number of Committees

      There are currently five Board committees other than the Executive Committee: Audit; Directors and Corporate Governance; Compensation and Management Development; Environmental, Health and Safety; and Finance. The Board may form new committees or disband existing committees as appropriate.

Assignment and Rotation of Committee Members

      Committee assignments are made by the Board based upon recommendations of the Committee on Directors and Corporate Governance. The committee generally will consider rotating a committee chairperson or member periodically as the Committee on Directors and Corporate Governance deems appropriate.

Frequency and Length of Committee Meetings

      Each committee chairperson determines the frequency and length of committee meetings in consultation with other committee members.

Committee Agenda

      The chairperson of each committee determines the committee’s agenda prior to the meeting giving consideration to management recommendations.

Selection of Agenda Items for Board Meeting

      The Chairman establishes the agenda for each Board meeting. Individual Board members may suggest agenda items.

Board Materials Distributed in Advance

      Materials pertaining to Board and committee meetings are distributed in advance of those meetings. A Director is expected to review all distributed materials prior to any Board or committee meeting that such Director attends.

Attendance of Directors at Board Meetings

      Directors are expected to regularly attend meetings of the Board or its committees of which they are members.

Regular Attendance of Non-Directors at Board Meetings

      Non-director executive officers regularly attend Board meetings. At least once a year, the independent Directors meet with the CEO without the other executive officers being present.

Executive Sessions of Independent Directors

      The independent Directors will meet at regularly scheduled executive sessions without management.

Board Access to Management

      Directors have complete access to management, however, independent Directors are expected to keep the CEO informed of such contacts. The Board encourages the attendance of officers other than executive officers at Board meetings when matters within their areas of responsibility are discussed.

Board Access to Independent Advisors

      Directors have complete access, as necessary and appropriate, to the Corporation’s outside advisors.

Board Compensation Review

      Management provides the Committee on Directors and Corporate Governance annually with comparative information concerning director compensation. Changes in Board compensation are made by the full Board, based upon recommendations by the Committee on Directors and Corporate Governance.

Size of the Board

      The By-Laws provide that the Board shall be comprised of between 9 and 12 Directors.

Mix of Inside and Independent Directors

      A majority of the Board must consist of “independent” Directors.

Definition of Independent

      A Director is independent if the Board has made an affirmative determination that such Director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). In addition:

•	No Director who is a former employee of the Corporation can be independent until five years after the employment has ended.

•	No Director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the company (or of an affiliate) can be independent until five years after the end of either the affiliation or the auditing relationship.

•	No Director can be independent if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of another corporation that employs the Director.

•	No Director can be independent if he or she has an immediate family member in any of the three categories noted above until five years after such family member’s relationship to the Corporation has ended.

Former Officer’s Board Membership

      Any Director serving as an officer of the Corporation or any subsidiary shall resign from the Board at the time such person ceases to be an officer.

Selection of New Director Candidates

      The Board selects new Directors based on candidates recommended by the Committee on Directors and Corporate Governance.

Extending the Invitation to a New Potential Director to Join the Board

      The CEO extends invitations to new potential Directors on behalf of the Board.

Assessing the Board’s Performance

      The Board conducts an annual self-evaluation in order to determine whether it and its committees are functioning effectively. The Committee on Directors and Corporate Governance oversees the Board’s annual self-evaluation.

Directors Who Change Their Present Job Responsibility

      A Director who experiences a significant change in job responsibilities or assignment is required to submit a resignation to the Board. The remaining Directors, upon recommendation of the Committee on Directors and Corporate Governance, then determine the appropriateness of continued Board membership.

Term Limits

      There are no established term limits for service on the Board.

Mandatory Retirement Age

      Board policy requires that a Director retire at the shareholders’ meeting first following attainment of age 72.

Formal Evaluation of the Chief Executive Officer

      The performance of the CEO is reviewed annually by the Compensation and Management Development Committee based in part on preset goals. The results of this review are reported to and discussed with the Board and separately reported to the CEO by the chairperson of the committee.

Succession Planning

      Every year the CEO formally reports to the Board on succession planning. The report includes a broad review of management as well as a recommendation regarding a successor to the CEO.

Management Development

      The CEO reports periodically to the Board on the training and development program for management and reviews with the Board the executives who have change of control agreements with the Corporation.

Director Orientation and Continuing Education

      The Board has instituted an orientation and continuing education program for Directors.

Board Interaction with Institutional Investors, the Press, Customers, etc.

      The CEO and, as appropriate, designated members of senior management speak for the Corporation.

MEMBERSHIP CRITERIA FOR NON-EMPLOYEE

DIRECTORS OF PHELPS DODGE CORPORATION

       It is the Corporation’s desire to select individuals for nomination to the Board of Directors, who, if elected, will best serve the interests of the company and its shareholders. To accomplish this goal, each candidate nominee should:

•	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

•	Have a genuine interest in the Corporation and a recognition that as a member of the Board one is accountable to the shareholders of the Corporation, not to any particular interest group.

•	Have a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization.

•	Be or have been a senior officer of a highly complex organization such as a corporation, university or major unit of government.

•	Have no conflict of interest or legal impediment which would interfere in a fundamental way with the duty of loyalty owed to the Corporation and its shareholders.

•	Have the ability and be willing to spend the time required to function effectively as a Director.

•	Be compatible and able to work well with other Directors and executives in a team effort with a view to a long-term relationship with the company as a Director.

•	Have independent opinions and be willing to state them in a constructive manner.

•	Be a shareholder in the Corporation (upon election to the Board or shortly thereafter).

      Directors will be selected on the basis of talent and experience without regard to race, color, religion, gender, national origin, disability, or age (except as otherwise set forth herein and as permitted by applicable law). The Corporation seeks a Board with diversity of background among its members. The majority of the Board should consist of individuals who are not members of the operating management of the Corporation.

      In certain circumstances it may be appropriate not to renominate current Board members prior to their mandatory retirement age (72 for non-employee Directors) if they no longer meet the criteria for membership described above. If a Director discontinues or changes the employment affiliation held at the time of election as a Director of Phelps Dodge, becomes involved in a potential, fundamental conflict of interest, becomes unable to spend the required time, or becomes disabled (such that the Director is unable to carry out the essential functions of the Director’s duties and responsibilities), that Director shall submit a resignation to the Board. The Committee on Directors and Corporate Governance shall review the information presented and evaluate the appropriateness of continued membership. No member of the Committee on Directors and Corporate Governance whose Board membership is being reviewed shall participate in the review process or vote on the matter.

      The Board of Directors (with the exception of the Director whose Board membership is being reviewed) shall determine the appropriateness of continued Board membership, giving consideration to the recommendation made by the Committee on Directors and Corporate Governance.

PROCEDURES FOR HANDLING UNSOLICITED

RECOMMENDATIONS FOR BOARD MEMBERSHIP

       All applications, recommendations or proposed nominations for Board membership received by the Corporation will be referred to the Chairman of the Committee on Directors and Corporate Governance.

* * * * *

COMMITTEE ON DIRECTORS AND

CORPORATE GOVERNANCE CHARTER

       This charter (“Charter”) sets forth the purpose, composition, responsibilities, duties and powers of the Committee on Directors and Corporate Governance (the “Committee”), formerly called the Committee on Directors, of the board of directors (the “Board”) of Phelps Dodge Corporation (the “Corporation”). The Committee shall report to the Board on a regular basis and not less than once a year.

I.     Purpose

      The purposes of the Committee are

(A) to identify and recommend individuals to the Board qualified to be nominated as members of the Board and its committees;

(B) to make recommendations concerning the composition of the Board and of its committees;

(C) to review and make recommendations regarding director compensation; and

(D) to develop and recommend to the Board a set of corporate governance principles for the Corporation.

II.     Composition

(A) The Committee shall consist of at least three members. Nominees to fill vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

(B) Each member of the Committee shall be “independent” under the rules of the New York Stock Exchange as such requirements are interpreted by the Board in its business judgment.

III.     Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee shall meet at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or the Committee chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      The Committee has the authority to create one or more subcommittees of members of the Committee and delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

IV.     Goals and Responsibilities

      To fulfill its goals and responsibilities, the Committee shall:

Board

(A) Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy through appointment by a majority of the Corporation’s directors. In recommending director nominees, the Committee shall take into consideration such factors as it deems appropriate which, for non-employee directors, shall include the criteria set forth in the “Membership Criteria for Non-Employee Directors of Phelps Dodge Corporation” which are attached as an annex to the Corporation’s corporate governance guidelines. The Committee will consider candidates proposed by the Corporation’s shareholders. The Committee may consider candidates proposed by management.

(B) In the case of a director nominee appointed to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of directors in which such director nominee should serve.

(C) Make recommendations to the Board from time to time as to changes to the size of the Board that the Committee believes to be desirable.

Board Committees

(D) Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In recommending a member for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation, the Corporation’s corporate governance principles, the consistency of the member’s experience with the goals of the committee and the interplay of the member’s experience with the experience of the other committee members.

Oversight

(E) Establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

(F) Develop and recommend to the Board a set of corporate governance principles for the Corporation, and to review those principles at least once a year.

(G) Prepare and provide to the Board an annual performance evaluation (the “Performance Evaluation”) of the Committee, which shall compare the performance of the Committee with the requirements of this Charter. The Performance Evaluation shall be conducted in such manner as the Committee deems appropriate and shall recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee. The report to the Board may take the form of an oral report by the Committee chairperson or any other member of the Committee designated by the Committee to make such report.

Other

(H) Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.     Resources and Authority

      The Committee shall have the resources and authority to appropriately discharge its duties and responsibilities, including the authority, without seeking approval from the Board, to retain counsel and other experts or consultants as the Committee determines to be necessary or advisable. The Committee shall have the sole authority, without seeking approval from the Board, to: (i) select and retain a consultant or search firm to be used to identify director candidates; (ii) terminate any consultant or search firm retained by it; and (iii) approve the consultant or search firm’s fees and other retention terms.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

       The following directors served on the Compensation and Management Development Committee during 2002: Messrs. Burt, Dunham, (Mrs.) Knowles, Morcott, Post and Hazen (Chair), who retired from the Board in February 2003. None of these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring disclosure under the applicable rules of the Securities and Exchange Commission.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table lists the common share ownership as of April 1, 2003 for our directors and the five named executive officers. “Beneficial Ownership” includes shares a director or officer has the power to vote or transfer, and stock options that were exercisable on April 1, 2003 or within 60 days thereafter. On April 1, 2003, the directors and the five named executive officers of the Corporation owned, in the aggregate, 1,659,040 shares of the Corporation’s common stock (approximately 1.86 percent of the shares outstanding). The Corporation’s non-employee directors also have interests in stock-based units under Corporation plans. While these units may not be voted or transferred, they are listed in the table below because they represent a component of the total economic interest of our directors in the Corporation’s stock.

			Options
	Shares		Exercisable
	Beneficially		Within	Stock
Name of Beneficial Owner	Owned		60 Days	Units(1)		Total

Robert N. Burt	2,437		3,444	6,343	(2)	12,224
S. David Colton	20,997	(3)	107,933	0		128,930
Archie W. Dunham	1,000		0	10,226	(2)	11,226
William A. Franke	2,000		9,184	7,064		18,248
Paul Hazen(4)	587		9,184	15,396	(2)	25,167
Marie L. Knowles	1,000		2,296	6,092		9,388
Robert D. Krebs	2,156		8,036	6,672		16,864
Jon C. Madonna	1,000		0	0		1,000
Arthur R. Miele	10,703	(3)	112,666	0		123,369
Southwood J. Morcott	2,050		5,740	11,806	(2)	19,596
Gordon R. Parker	3,122		2,296	6,231		11,649
Ramiro G. Peru	54,441	(3)	175,564	0		230,005
William J. Post	1,000		0	3,125		4,125
Timothy R. Snider	49,118	(3)	219,237	0		268,355
Jack E. Thompson	2,000		0	0		2,000
J. Steven Whisler	156,384	(3)	620,510	0		776,894
Directors and executive officers as a group	309,995		1,276,090	72,955		1,659,040

(1)	Except where indicated below, represents stock units awarded under the Directors Stock Unit Plan.

(2)	Includes stock units awarded under the Directors Deferred Compensation Plan.

(3)	Includes the following shares of restricted stock awarded under the 1998 Stock Option and Restricted Stock Plan: Mr. Whisler, 80,000 shares; Mr. Peru, 42,500 shares; Mr. Snider, 34,500 shares; Mr. Miele 4,029 shares; and Mr. Colton, 13,700 shares.

(4)	Mr. Hazen retired as a director effective February 12, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, all reports required to be filed by our reporting persons during 2002 were filed on time.

      To the knowledge of the Corporation, the following entities beneficially owned in excess of five percent of the Corporation’s common shares as of December 31, 2002:

	Number of	Percent of
Name and Address	Shares	Outstanding

FMR Corp.(a)	7,533,934	8.46%
82 Devonshire Street
Boston, MA 02109

Capital Research and Management Company(b)	6,694,220	7.50%
333 South Hope Street
Los Angeles, CA 90071

Merrill Lynch & Co., Inc.(c)	5,377,882	6.05%
800 Scudders Mill Road
Plainsboro, NJ 08536

Maverick Capital, Ltd.(d)	5,007,500	5.60%
300 Crescent Court
Dallas, TX 75201

(a)	A report on Schedule 13G, dated February 14, 2003, disclosed that this entity, as a registered investment advisor, had sole voting power over 640,544 shares and sole dispositive power over 7,533,934 shares which represented 8.46% of the outstanding common shares at December 31, 2002. Shares reported by FMR Corp. include 100,000 shares resulting from the assumed conversion of 40,000 shares of the 6.75% Series A Mandatory Convertible Preferred Shares due August 15, 2005.

(b)	A report on Schedule 13G, dated February 10, 2003, disclosed that this entity, as a registered investment advisor, had sole dispositive power over 6,694,220 shares which represented 7.5% of the outstanding common shares at December 31, 2002. Shares reported by Capital Research and Management Company include 500,000 shares resulting from the assumed conversion of 200,000 shares of the 6.75% Series A Mandatory Convertible Preferred Shares due August 15, 2005.

(c)	A report on Schedule 13G, dated January 14, 2003, disclosed that this entity, as a registered investment advisor, and filing on behalf of Merrill Lynch Investment Managers, an operating division of Merrill Lynch & Co., Inc.’s indirectly-owned asset management subsidiaries, had shared voting power and shared dispositive power over 5,377,882 shares which represented 6.05% of the outstanding common shares at December 31, 2002.

(d)	A report on Schedule 13G, dated February 13, 2003, disclosed that this entity, as a registered investment advisor, had sole voting power and sole dispositive power over 5,007,500 shares, which represented 5.60% of the outstanding common shares at December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

In millions, except per share amounts

December 31, 2002	(a)	(b)	(c)(1)

			Number of
			Securities Remaining for
	Number of	Weighted-average	Future Issuance Under
	Securities to be Issued	Exercise Price of	Equity Compensation
	Upon Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

Equity compensation plans approved by security holders	8,934,601	$55.36	883,012

Equity compensation plans not approved by security holders	0	—	0

Total	8,934,601	$55.36	883,012

(1)	Of the 883,012 shares available for grants as of 12/31/02 under the shareholder-approved 1998 Plan, 818,191 shares may be issued as Restricted Shares.

EXECUTIVE COMPENSATION

       The following table summarizes the compensation we paid our five most highly compensated executive officers in 2002, 2001 and 2000.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation

				Other	Restricted
		Base		Annual	Stock	Options	All Other
		Salary	Bonus	Compensation	Awards	Granted	Compensation
Name and Principal Position	Year	($)	$	($)(1)	($)(2)	(#)	($)(3)

J. Steven Whisler	2002	750,000	1,150,000	4,507	812,100	150,000	35,049
Chairman, President and Chief	2001	750,000	–0–	8,940	44,440	225,000	34,118
Executive Officer	2000	650,000	300,000	23,398	–0–	200,000	20,360

Timothy R. Snider	2002	385,000	600,000	3,724	284,235	45,000	19,624
Senior Vice President; and	2001	376,250	–0–	5,373	–0–	65,000	18,296
President, PDMC	2000	350,000	159,113	10,690	442,266	60,000	13,634

Ramiro G. Peru	2002	350,000	420,000	2,385	203,025	35,000	15,929
Senior Vice President	2001	350,000	–0–	4,403	–0–	55,000	15,754
and Chief Financial Officer	2000	320,000	158,789	10,202	–0–	50,000	9,420

Arthur R. Miele	2002	300,000	350,000	3,230	150,239	21,400	18,591
Senior Vice President,	2001	300,000	–0–	4,773	–0–	29,000	17,859
Marketing	2000	270,000	116,434	13,012	–0–	30,000	16,739

S. David Colton	2002	280,000	285,000	2,961	150,239	21,400	12,648
Senior Vice President,	2001	280,000	–0–	4,625	–0–	35,000	12,603
General Counsel	2000	260,000	97,812	8,487	–0–	33,000	8,139

(1)	Amounts shown under “Other Annual Compensation” include tax payment reimbursements.

(2)	Mr. Whisler has an aggregate total of 40,000 shares in unvested restricted stock holdings, valued at $1,255,800.00 as of 12/31/02; Mr. Snider has an aggregate total of 14,500 shares in unvested restricted stock holdings, valued at $455,227.50 as of 12/31/02; Mr. Peru has an aggregate total of 27,500 shares in unvested restricted stock holdings, valued at $863,362.50 as of 12/31/02; Mr. Miele has an aggregate total of 5,454 shares in unvested restricted stock holdings, valued at $171,228.35 as of 12/31/2002; and Mr. Colton has an aggregate total of 13,700 shares in unvested restricted stock holdings, valued at $430,111.50 as of 12/31/2002.

(3)	Amounts shown include the following contributions and accruals by the Corporation for 2002 to the Phelps Dodge Employee Savings Plan (“Employee Savings Plan”) and 2002 accruals under the Phelps Dodge Supplemental Savings Plan (“Supplemental Savings Plan”), and for premium payments for life insurance policies issued through the Executive Life Insurance Plan for the reported executives:

	Employee	Supplemental	Executive Life
Name	Savings Plan	Savings Plan	Insurance Plan

J. Steven Whisler	8,000	22,000	5,049
Timothy R. Snider	8,000	7,400	4,224
Ramiro G. Peru	8,000	6,000	1,929
Arthur R. Miele	8,000	4,000	6,591
S. David Colton	8,000	3,200	1,448

Stock Options

      Each of the executives listed in the Summary Compensation Table was eligible to receive two types of option grants during 2002: normal option grants and reload option grants. The first type of grant is a compensatory award normally made on an annual basis which is intended to reward each named executive based on the Corporation’s future performance. Normal option grants customarily include the right to receive reload options.

      A reload option is granted to an employee who exercises an option with already-owned shares. It replaces the opportunity for future appreciation that the employee would otherwise lose by exercising the original option, while encouraging the employee to increase the employee’s share ownership. Reload option grants customarily include the right to receive additional reload options. Under the terms of the Corporation’s current stock option and restricted stock plans, the Compensation and Management Development Committee has been delegated authority to terminate the issuance of reload options that otherwise may have been permitted under option agreements entered into under those plans.

      The following table contains information with respect to the normal compensatory option grants and reload option grants made to each named executive during 2002 and the hypothetical value at the time of grant based on a variation of the Black-Scholes model (see footnote (3) below). The Corporation is not aware of any option pricing model which can provide a true assessment of the value of the options. Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

Option Grants in 2002

		Normal	% of Total
		and Reload	Options Granted
		Options	to Employees		Expiration	Grant Date
Name		Granted(1)	In 2002(2)	Price	Date	Present Value(3)

J. Steven Whisler	Normal	150,000	18.68	$40.605	7/2/12	$1,479,000
Timothy R. Snider	Normal	45,000	5.61	$40.605	7/2/12	$443,700
Ramiro G. Peru	Normal	35,000	4.36	$40.605	7/2/12	$345,100
Arthur R. Miele	Normal	21,400	2.67	$40.605	7/2/12	$211,004
S. David Colton	Normal	21,400	2.67	$40.605	7/2/12	$211,004

(1)	Normal options expire no later than the tenth anniversary of the date of grant, plus one day. If an employee retires on his normal retirement date, or retires early under any pension or retirement plan maintained by the Corporation or any subsidiary, becomes disabled, or dies, his exercisable options terminate upon the fifth anniversary of his retirement, disability or death or the original expiration date, if earlier. If an optionee’s employment terminates for any reason other than retirement, disability or death, the employee’s exercisable options terminate no later than one month following the termination of his employment.

Normal options become exercisable in three or four substantially equal annual installments beginning on the first anniversary of the date of grant or earlier as the Compensation and Management Development Committee in its discretion may determine. The Committee may also approve provisions making installments exercisable (a) upon the employee’s retirement, (b) six months from the date an option is granted if it is the result of a previous exercise in which pre-owned shares were used in payment of the exercise, and (c) as the Committee deems appropriate in a change of control of the Corporation but not later than the date the employee ceases to be employed if the employee ceases to be employed within two years following the change of control.

Options customarily include the right to receive reload options in the event the optionee exercises an option with already-owned shares. Reload options contain the same expiration dates and other terms as the options they replace except that they have an exercise price per share equal to the fair market value of a common share on the date the reload option is granted and become exercisable in full six months after they are granted. Reload options customarily include the right to receive additional reload options.

(2)	Illustrates the total number of normal and reload options granted as a percent of the aggregate number of 2002 normal options (802,800) granted to all employees.

(3)	The hypothetical present value of the options at the date of grant was determined using a variation of the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used to value options traded on the stock exchanges. However, executive stock options differ from exchange-traded options in several key respects. Executive options are long-term, non-transferable and subject to vesting restrictions, whereas exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The model used here is adapted to estimate the present value of an executive option and considers a number of factors, including the grant price of the option, the volatility of the Corporation’s common shares, the dividend rate, the term of the option, the time it is expected to be outstanding and interest rates. The Black-Scholes values were derived using as assumptions the following financial factors that existed at or about the time that the options were granted: volatility of .387, dividend yield of 3.04%, and an interest rate of 3.35%. In view of the Corporation’s historic exercise experience and the inherent motivation to exercise options early in their terms because of the reload option feature, normal options were assumed to be outstanding for three years at time of exercise and reload options for one year. No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or non-transferability of the options in question. Because the Black-Scholes model was not developed for executive options and requires the use of assumptions primarily based on conditions in effect at the time of grant (and not over the term of the option), it provides only a theoretical estimate of the value of these options.

Reload option grants are part of the Corporation’s overall program to increase the number of common shares owned by its executive officers and other key employees. Traditional option programs generally do not encourage optionees to exercise options prior to the end of their term or to hold the shares received upon such exercise. The Compensation and Management Development Committee adopted the reload option program, with shareholder approval, to encourage option exercises and stock retention by permitting an optionee to exercise an option with already-owned common shares and to be restored to the same economic opportunity available immediately prior to such exercise.

Under the reload program, an employee who exercises an option (the “Original Option”) with already-owned shares prior to the end of the option term will receive an additional option (the “Reload Option”) covering a number of shares equal to the number used to exercise the Original Option. The Reload Option will be exercisable, beginning six months after grant and continuing for the remaining term of the Original Option, at a price equal to the fair market value of the shares on the date the Original Option is exercised. As a result of the exercise of the Original Option with already-owned shares, the net number of common shares held by the employee will increase by the number of shares that has an aggregate market value equal to the “spread” on the option (the “spread” equals the aggregate market price of the option shares on the day of exercise less the aggregate exercise price). Thus, the number of shares covered by the Reload Option plus the number of additional shares received on the exercise of the Original Option will equal the number of shares covered by the Original Option. The program thereby serves to replace the opportunity for future appreciation that an optionee would otherwise lose by exercising an option using already-owned shares. In addition, by inducing option exercises and stock retention, the reload feature offers optionees the opportunity to receive dividends on a greater number of shares than would be the case without such a feature.

Aggregated Option Exercises in 2002 and December 31, 2002 Option Values

       The following table provides information concerning options exercised in 2002 by the named executives and the options held by them at the end of 2002:

					Value of
			Number of		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
	Shares		12/31/02		12/31/02
	Acquired On	Value	(Exercisable/		(Exercisable/
Name	Exercise	Realized	Unexercisable)		Unexercisable)(1)

J. Steven Whisler	0	0	620,510/	366,667	0/	0
Timothy R. Snider	0	0	219,237/	108,334	0/	0
Ramiro G. Peru	0	0	175,564/	88,334	0/	0
Arthur R. Miele	0	0	112,666/	50,734	0/	0
S. David Colton	0	0	107,933/	55,734	0/	0

(1)	Value is based on the mean of the high and low of the common shares on the Consolidated Trading Tape on December 31, 2002 ($31.395).

PENSION AND OTHER RETIREMENT BENEFITS

Retirement Plans

      The following pension table shows the estimated aggregate annual benefits payable in the form of a straight life annuity commencing at age 65 under the Phelps Dodge Retirement Plan (the “Retirement Plan”) as supplemented by the Phelps Dodge Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”) that makes up amounts otherwise limited by the Internal Revenue Code (the “Code”).

Pension Plan Table

	Estimated Annual Benefits for Years of Service Indicated (b)
Final Average
Compensation(a)	10	15	20	25	30	35	40	45

$300,000	$45,510	$68,265	$91,020	$113,775	$136,530	$159,285	$182,040	$204,795
$400,000	$61,510	$92,265	$123,020	$153,775	$184,530	$215,285	$246,040	$276,795
$500,000	$77,510	$116,265	$155,020	$193,775	$232,530	$271,285	$310,040	$348,795
$600,000	$93,510	$140,265	$187,020	$233,775	$280,530	$327,285	$374,040	$420,795
$700,000	$109,510	$164,265	$219,020	$273,775	$328,530	$383,285	$438,040	$492,795
$800,000	$125,510	$188,265	$251,020	$313,775	$376,530	$439,285	$502,040	$564,795
$900,000	$141,510	$212,265	$283,020	$353,775	$424,530	$495,285	$566,040	$636,795
$1,000,000	$157,510	$236,265	$315,020	$393,775	$472,530	$551,285	$630,040	$708,795
$1,100,000	$173,510	$260,265	$347,020	$433,775	$520,530	$607,285	$694,040	$780,795
$1,200,000	$189,510	$284,265	$379,020	$473,775	$568,530	$663,285	$758,040	$852,795
$1,300,000	$205,510	$308,265	$411,020	$513,775	$616,530	$719,285	$822,040	$924,795
$1,400,000	$221,510	$332,265	$443,020	$553,775	$664,530	$775,285	$886,040	$996,795
$1,500,000	$237,510	$356,265	$475,020	$593,775	$712,530	$831,285	$950,040	$1,068,795
$1,600,000	$253,510	$380,265	$507,020	$633,775	$760,530	$887,285	$1,014,040	$1,140,795

	Estimated Annual Benefits for Years of Service Indicated (b)
Final Average
Compensation(a)	10	15	20	25	30	35	40	45

$1,700,000	$269,510	$404,265	$539,020	$673,775	$808,530	$943,285	$1,078,040	$1,212,795
$1,800,000	$285,510	$428,265	$571,020	$713,775	$856,530	$999,285	$1,142,040	$1,284,795
$1,900,000	$301,510	$452,265	$603,020	$753,775	$904,530	$1,055,285	$1,206,040	$1,356,795

(a)	The Retirement Plan provides a member upon retirement at age 65 with a pension for life in a defined amount based upon final average monthly compensation and years of benefit service. Under the Retirement Plan, final average monthly compensation is generally the highest average monthly base compensation for the 36 consecutive month period during the most recent 120 months of employment plus the aggregate incentive compensation earned during the five consecutive calendar years occurring in the most recent ten consecutive calendar years which produce the highest average, divided by 60. Benefit service includes all periods of employment with the Corporation or its participating subsidiaries. Benefits under the Retirement Plan are subject to certain limitations under the Code. To the extent the application of those Code limitations results in a benefit amount less than the amount that otherwise would be paid under the Retirement Plan without the Code limitations, the difference is provided under the Supplemental Retirement Plan. The formula for determining benefits payable under the Retirement Plan takes into account estimated social security benefits payable. The amounts set forth in the table assume maximum social security benefits payable in 2002.

(b)	The expected credited years of benefit service at normal retirement for the Corporation’s five current named executive officers as of December 31, 2002 are as follows: Mr. Whisler, 43 years; Mr. Snider, 45 years; Mr. Peru, 42 years; Mr. Miele, 38 years and Mr. Colton, 32 years. The years of service are based on normal retirement for all executive officers under the Retirement Plan and the applicable provisions of the Supplemental Retirement Plan.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Severance Agreements With Our Executives

      The Corporation has severance agreements (“Severance Agreements”) with each of its five named executive officers under which the executive would receive a lump sum payment equal to his annual base salary in the event the Corporation terminates his employment, other than for cause or mandatory retirement, or the executive voluntarily terminates his employment because of material reductions in his salary or his position, duties and responsibilities. The terminated executive would also receive (i) outplacement services at a cost up to 15% of his base salary and (ii) the cost of continued coverage for a limited period under the Corporation’s group health, life insurance and disability plans.

Change of Control Agreements With Our Executives

      The Corporation also has agreements with such executives under which each executive would receive, in the event he ceases to be employed by the Corporation within two years following a change of control of the Corporation (for a reason other than death, disability, willful misconduct or, under certain circumstances, a voluntary termination of employment by the executive), a lump sum equal to (i) three times the executive’s highest base salary during that year and the prior two years plus (ii) three times the executive’s target bonus under the Annual Incentive Compensation Plan in the year in which the change of control occurs, less (iii) any severance payable under his Severance Agreement. The agreements require that the transaction triggering the change of control actually be consummated. If the payments trigger an excise tax under the Internal Revenue Code, the Corporation will provide the executive with a tax gross-up payment to reimburse the executive for any excise taxes, as well as the presumed income taxes on the gross-up. The Corporation will pay the cost for the terminated executive to receive continued coverage for a limited period of time under certain of the Corporation’s insured group medical, dental, vision, life insurance, long-term disability plans, and for the cost of continuing executive physicals and financial counseling services for a similarly limited period. Except under certain circumstances, these change of control agreements currently expire on December 31, 2007.

Other Change of Control Provisions

      Although normal compensatory options granted by the Corporation become exercisable in three or four substantially equal annual installments beginning on the first anniversary of the date of grant, they also become exercisable in certain change of control situations. Specifically, such options are exercisable (but not earlier than six months from the date of grant) for a period of 30 days beginning on the date the Corporation’s common shares are purchased pursuant to a third party tender offer or the Corporation’s shareholders approve a merger or similar transaction in which the Corporation will not survive as a publicly held corporation or, in the case of the five named executive officers and certain other employees, the date the employee ceases to be employed if he/she ceases to be employed within two years following a change of control.

      The Supplemental Retirement Plan provides for the payment of unreduced benefits to employees who meet liberalized age and length of service requirements and whose employment is terminated by the Corporation or any of its subsidiaries within two years following a change of control of the Corporation. The Supplemental Retirement Plan also provides an additional 36 months of service credit to an executive who, due to his termination of employment within two years following a change of control of the Corporation, becomes entitled to receive payments under his change of control agreement with the Corporation. The Supplemental Savings Plan obligates the Corporation to transfer an amount equal to the deficiency in the assets of the Plan’s trust fund, if any, prior to the day on which a change of control occurs.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Committee

      The Committee is composed solely of independent directors (currently five) who are not employees of the Corporation. It has periodically retained respected independent compensation consultants to advise and assist it in connection with various compensation matters.

Corporate Goals

      The Corporation’s goal is to be the leader in each of the domestic and international mining and manufacturing activities in which it competes while maximizing longer-term shareholder value.

      The Compensation and Management Development Committee designs its executive compensation program to ensure the Corporation’s ability to attract, retain and motivate the highest performing employees. The Committee believes it can align total compensation with shareholder interests and motivate senior managers participating in these programs by:

•	Emphasizing the relationship between pay and performance by rewarding managers who effect significant achievement with respect to key business strategies and specific operational objectives.

•	Increasing the relative amount of compensation at risk as management responsibilities increase.

•	Assuring that the elements of variable compensation are linked as directly as practicable to measurable financial, operational and other forms of performance.

•	Encouraging stock ownership by executives.

•	Linking pay for performance as closely as possible to success in maximizing the value of the Corporation’s stock over the long term.

Elements of Executive Compensation

      The executive officers are compensated by salaries, annual incentive awards and long-term incentive compensation in the form of stock options and restricted stock grants. Each element focuses on performance in a different but complementary way. Salaries focus on individual performance, competence and the Corporation’s performance during the officer’s tenure. Annual incentives relate to corporate, division and, where appropriate, unit and individual performance. Long-term incentive awards, mostly in the form of stock options, and, to a lesser extent in the form of restricted stock, create a long-term identity of interest with the shareholders based on the Corporation’s performance and related growth of shareholder value.

      The Committee believes that the Corporation competes for its executive talent primarily with similarly-sized industrial companies located in the United States. Accordingly, where possible, the Committee compares the compensation for the top five executives, at least annually, to the compensation paid to executives holding similar positions at 15 publicly held industrial corporations of an average size, measured by revenues and market capital, similar to that of the Corporation (referred to below as the “comparison group”). For other executives, comparisons to similar positions are based on a much larger group of companies of similar size to the Corporation measured by revenues. The Committee believes that the competitive data used is generally representative of the competitive level of compensation paid to executive officers in companies the size of Phelps Dodge. Thus, the companies used for comparison purposes in connection with the compensation paid to the Corporation’s executive officers are somewhat different from the companies included in the peer group used in the performance graphs on pages 34 and 35 to compare shareholder returns.

Executive Salaries

      Individual salaries for executive officers are established by the Committee to reflect the officer’s performance and competence, existing general economic and industry conditions and the Corporation’s performance during the executive officer’s tenure. Generally, salary adjustments are targeted to move salaries to competitive levels over time for sustained and expected performance and competence. Annual Incentive Compensation Plan-eligible executives did not receive salary increases in 2002. Based on available information, the Committee believes salaries in 2002 for the executive officers were below the competitive levels when compared to employees in similar positions in the comparison group. The Committee determined that the individual executives named in the Summary Compensation Table have sustained excellent individual performance, and given the significant progress made on the Quest for Zero initiative despite challenging economic conditions, salaries for the named executives should be adjusted upward in 2003 to bring their salaries closer to competitive levels.

Annual Incentives

      The Annual Incentive Compensation Plan (“AICP”) provides the executive officers and certain other officers and managers with compensation based on success in achieving annual corporate, division and, where appropriate, unit and individual goals. For each executive officer, a target award is determined approximating the 60th percentile of the annual incentive compensation paid by the comparison group to individuals holding comparable positions. Lower threshold awards and higher maximum awards are also established. Corporate goals are set using return on equity and net operating cash flow return on invested capital which are fundamental indicators of the Corporation’s performance. In late 2001, the Corporation publicly announced its Quest for Zero enterprise performance system and a series of aggressive goals related thereto, including a goal of achieving by year-end 2003 an annualized operating income-improvement run-rate of $400 million. For each of the 2002-2004 plan years, the Committee determined to eliminate individual goals and implement a third measure, Quest for Zero savings, due to the critical nature of this initiative to the Corporation’s short- and long-term success. While each business unit contributes to the Quest for Zero goals, the most important component of the cost-improvement program is the implied unit production cost of copper for Phelps Dodge Mining Company. As reported publicly, the Corporation achieved at year-end 2002 an annualized operating income-improvement run-rate of $250 million, and its implied unit cost of production was reduced 6 cents per pound, or 8 percent, compared with 2001 — all primarily and directly attributable to the Quest for Zero system. In 2002, the Corporation’s performance with respect to return on equity was below the threshold goals; with respect to net operating cash flow return on invested capital, performance was between the threshold and target goals; and with respect to Quest for Zero, performance was between the target and maximum goals. Based on these results the Committee approved AICP awards for 2002 above the targeted amounts for the listed executives.

Long-Term Incentive Compensation

      The Committee has historically used stock options as the principal method of providing long-term incentive compensation primarily because employees benefit from options to the extent there are increases in the value of the Corporation’s common shares. To further the identity of interest with the shareholders, the executive officers are expected to acquire and own significant numbers of the Corporation’s shares.

      The Committee has determined that to focus the executive’s attention to an appropriate extent on the long-term growth of shareholder value, the targeted compensation levels with respect to the present value of stock options should be approximately midway between the 50th and 75th percentiles of the long-term incentive awards made to executives holding similar positions in the comparison group. Historically, adjustments have been made from these levels based on the performance, career potential, critical skills and prior grant history of the executive officer. For the 2002 equity grant, a combination both of stock options and restricted shares was awarded, intended to deliver the same approximate economic value as each of the 2000 and 2001 grants. This approach, recommended by outside compensation consultants, was taken to address retention of key executives, to moderate against the increased volatility in the stock price and adjustments made to the dividend, and to address the amount of shares available for grant. For the named executives, the majority of the total value delivered was in stock options in keeping with the Corporation’s philosophy of increasing the compensation at risk at the higher levels of the organization.

Grants of Restricted Stock

      The restricted stock awards which were awarded as part of the 2002 equity grant, vest 25% on the third anniversary, 25% on the fourth anniversary, and the remaining 50% on the fifth anniversary of the grant date. The vesting schedule was designed to enhance executive retention.

Stock Ownership Guidelines

      To underscore the connection between the interests of management and stockholders, the Corporation established stock ownership targets for officers and management of the Corporation. The targets are expressed in terms of the value of the Corporation’s common shares held by the executive as a multiple of salary grade midpoint. The targets range from one and one-half times salary midpoint up to five times salary midpoint for the CEO, then divided by the average stock price over the past 10 years. Four of the five named executives meet or exceed their respective stock ownership guideline. The executive who hasn’t met the target ownership level only became subject to such in 2000, and has 5 years from the date he became subject to the ownership guidelines to reach the ownership target.

Tax Code Issues

      Section 162(m) of the Internal Revenue Code generally places a $1 million per person limit on the deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other highest compensated “covered employees,” excluding for this purpose deferred compensation and, in general, compensation constituting “performance-based” compensation. In 1998, the Corporation obtained shareholder approval for the Phelps Dodge 1998 Stock Option and Restricted Stock Plan which continues to exclude the compensation from stock options from the $1 million deductibility limit. Other elements of the compensation payable to executive officers, such as salary, annual incentive compensation and restricted stock, are not excludable from such limit. As a result of the Corporation’s performance in achieving above-target performance goals on its Quest for Zero program and the related incentive compensation award to

Mr. Whisler, his compensation subject to Section 162(m) exceeded one million dollars. This resulted in the loss of a Federal income tax deduction with respect to approximately $1,014,020 of his compensation.

CEO Compensation

      Phelps Dodge bases the chief executive officer’s compensation on the same philosophy and policies as for all executive officers, as discussed above. This compensation includes base salary, annual incentives and long-term incentives.

      For 2002, Mr. Whisler earned $750,000 in base salary. His salary did not increase from 2001 due to the elimination of merit increases in 2002 to AICP-eligible executives. As reported publicly, the Corporation achieved at year-end 2002 an annualized operating income-improvement run-rate of $250 million, and its implied unit cost of production was reduced 6 cents per pound, or 8 percent, compared with 2001 — all primarily and directly attributable to the Quest for Zero system. Mr. Whisler’s commitment to the design, implementation and execution of the Quest for Zero enterprise performance system has been, and will continue to be, critical. The Committee awarded Mr. Whisler an incentive payment of $1,150,000 for 2002 performance in recognition of the significant progress on the Quest for Zero enterprise performance system and its importance to the Corporation’s short- and long-term future. The combination of base salary and bonus places Mr. Whisler’s total cash compensation at approximately the median of the peer group of companies used for compensation purposes and below median in the manufacturing industry for companies of similar size. In 2002, Mr. Whisler also received a grant of 150,000 stock options and 20,000 shares of restricted stock. The options will vest ratably over the next three years and the restricted stock will vest 25% on the third and fourth anniversaries and 50% on the fifth anniversary. The primary basis for the Committee to determine to grant such stock options and restricted stock was to provide a significant incentive for him to enhance long-term shareholder value. The specific basis for the Committee’s determinations regarding Mr. Whisler’s compensation in 2002 included his role in improving the Corporation’s financial results in the short- and long-term, and to deliver competitive compensation for retention and motivation purposes.

Conclusion

      The Committee will continue to evaluate the Corporation’s compensation programs to best enable the Corporation to employ and motivate high caliber, dedicated people. Such employees, properly motivated, are believed to be key to achievement of the Corporation’s goal to be the international leader in the mining and manufacturing activities in which it competes and the related enhancement of shareholder value over the long term.

      The members of the Compensation and Management Development Committee express their appreciation of the leadership of their recently retired colleague, Paul Hazen, who served as Chairman of the Committee during 2002.

THE COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE

Archie W. Dunham, Chairman
Robert N. Burt
Marie L. Knowles
Southwood J. Morcott
William J. Post

CHARTER OF THE

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS OF PHELPS DODGE CORPORATION

I.     Purpose and Policy

      The purpose of the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Phelps Dodge Corporation, a New York corporation (the “Corporation”), is to (i) provide assistance and guidance to the Board in fulfilling its oversight responsibilities to the Corporation’s shareholders with respect to the Corporation’s compensation and certain benefit programs for officers and other key employees and (ii) prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, the Committee will oversee management development and succession planning processes designed to ensure a continuous availability of high-quality leadership talent for the Corporation. The policy of the Committee in discharging these obligations shall be to maintain and foster open communications between members of the Committee, the Board and the Corporation’s management.

II.     Composition

      The Committee shall consist of at least three members of the Board each of whom shall be “independent” under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board in its business judgment and who are not executive officers of the Corporation or their designee(s) and who shall each satisfy the independence requirements set forth in the regulations under Section 16(b) of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986. The members of the Committee shall be appointed by the Board on the recommendation of the Committee on Directors and Corporate Governance, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.     Structure and Operations

      The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee will hold at least three regular meetings per year and additional regular or special meetings as its members or the Committee chairperson deem necessary or appropriate. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment that allows all persons participating in the meeting to communicate effectively.

      The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Corporation’s Chief Executive Officer (“CEO”) will not attend any part of a meeting where the CEO’s performance or compensation are discussed, unless specifically invited by the Committee.

      The Committee has the authority to create one or more subcommittees of members of the Committee and delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

IV.     Responsibilities and Duties

      To fulfill its responsibilities and duties, the Committee shall:

1. Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee should consider, among other factors, the Corporation’s performance and relative shareholder return and the value of similar incentive awards to chief executive officers at comparable companies, existing market and industry conditions, and the awards given to the CEO in past years.

2. Approve: (i) awards proposed under any stock incentive plan of the Corporation; (ii) salaries and other compensation of executive officers of this Corporation (as defined by the SEC); and (iii) payments for executives and employees proposed under the Annual Incentive Compensation Plan, or equivalent plans that may be adopted by the Corporation from time to time.

3. Prepare a report to be filed with the Corporation’s proxy which shall disclose the compensation policies applied to the Corporation’s executive officers.

4. Determine and recommend the executive compensation philosophy and structure for the Corporation and its subsidiaries.

5. Approve the design and administration of executive short-, intermediate-, and long-term incentive compensation plans of the Corporation.

6. Carry out such duties with respect to the Corporation’s executive compensation and certain other employee benefit plans as may be authorized or called for by such plans or the Board.

7. Oversee management development programs and succession planning for the CEO and other key executives of the Corporation promoting diversity and ensuring a high-quality talent pool.

8. Perform such other duties as the CEO of the Corporation shall from time to time request.

9. Make other such reports and recommendations to the Board from time to time as the Committee may deem appropriate, including with respect to incentive compensation plans and equity-based plans.

10. Summarize the results of the Committee’s and the Board’s annual review of the CEO’s performance as required by the Corporation’s Corporate Governance Guidelines.

11. Conduct an annual performance evaluation of the Committee, which evaluation will compare the performance of the Committee with the requirements of this charter. The performance evaluation will also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Committee may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

V.     Minutes and Reports

      Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee. The chairperson of the Committee shall report to the Board on a regular basis and not less than once a year, or whenever requested by the Board.

VI.     Resources and Authority of the Committee

      The Committee shall have the resources and authority to appropriately discharge its duties and responsibilities, including the authority, without seeking approval from the Board, to retain counsel and other experts or consultants as the Committee determines to be necessary or advisable. The Committee shall have the sole authority, without seeking approval from the Board, to: (i) select and retain a compensation consultant; (ii) terminate any compensation consultant retained by it; and (iii) approve the compensation consultant’s fees and other retention terms.

AUDIT COMMITTEE REPORT

       The Committee has reviewed and discussed with management of the Corporation the audited financial statements of the Corporation for the fiscal year ended December 31, 2002 (the “Audited Financial Statements”).

      The Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Corporation, the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by SAS 89 and SAS 90), as in effect on the date of this proxy statement.

      The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, as in effect on the date of this proxy statement, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

      Based on the reviews and discussions described above, the Committee recommended to the Board of Directors of the Corporation that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      The Board of Directors has adopted a Charter of the Audit Committee, a copy of which is published in this proxy statement.

THE AUDIT COMMITTEE

Marie L. Knowles, Chair
Archie W. Dunham
William A. Franke
Robert D. Krebs
Gordon R. Parker
William J. Post

PRINCIPAL ACCOUNTING FIRM FEES

      The Corporation’s fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal years 2002 and 2001 were:

	2002	2001

Audit fees(1)	$1,545,700	$1,453,300
Audit-related fees(2)	182,400	469,700
Tax fees(3)	2,251,300	894,900
All other fees(4)	23,700	33,100

	$4,003,100	$2,851,000

(1)	The audit fees as of the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Corporation and statutory and subsidiary audits, issuance of comfort letters and assistance with review of documents filed with the SEC. The amounts represent actual billings during the calendar year.

(2)	The audit-related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services with respect to employee benefit plan audits, certain subsidiary and affiliated entity financial statement audits and consultations surrounding the Corporation’s accounts receivable securitization program.

(3)	Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, tax planning and consulting services.

(4)	All other fees as of the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for internal audit outsourcing at Sociedad Contractual Minera El Abra, of which the Corporation is a 51% owner.

PHELPS DODGE CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

      This charter (“Charter”) sets forth the purpose, composition, responsibilities, duties and powers of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Phelps Dodge Corporation (the “Corporation”).

I. Purpose

      The purposes of the Audit Committee are to:

(A)	assist Board oversight of: (i) the quality and integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Corporation’s independent accountants and (iv) the performance of the Corporation’s internal audit function and the independent accountants;

(B)	prepare the report of the Audit Committee required to be included in the Corporation’s Annual Proxy Statement under the rules of the Securities and Exchange Commission (the “SEC”); and

(C)	provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function and the Board of Directors.

II. Composition

(A)	The Audit Committee shall consist of three or more directors, each of whom shall be appointed by the Board on the recommendation of the Committee on Directors and Corporate Governance, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

(B)	Each member of the Audit Committee shall be “independent” under: (i) the rules of the New York Stock Exchange, Inc. (the “NYSE”) as such requirements are interpreted by the Board in its business judgment; and (ii) section 10A of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and any related rules and exemptions. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee. Any such Board determination shall be disclosed in the Corporation’s Annual Proxy Statement.

(C)	Each member of Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Audit Committee. The Audit Committee chairperson shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall qualify as a financial expert as such term is defined under the rules and regulations of the SEC adopted pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Corporation shall disclose in its Annual Proxy Report whether one member of the Audit Committee is a financial expert.

(D)	No member of the Audit Committee may receive any compensation from the Corporation other than: (i) director’s fees; and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

(E)	No member of the Audit Committee may (except pursuant to an SEC exemption), other than in his or her capacity as a member of the Audit Committee, the Board, or any other committee of the Board: (i) accept any consulting, advisory or other compensatory fee from the Corporation; or (ii) be an affiliated person of the Corporation or any of the Corporation’s subsidiaries for purposes of section 10A of the Securities Exchange Act.

III. Structure and Operations

(A)	One of the members of the Audit Committee will be designated by the Board to serve as the Audit Committee chairperson. The affirmative vote of a majority of the members of the Audit Committee is necessary for the adoption of any resolution.

(B)	The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent accountants to attend any meeting (or portions thereof) of the Audit Committee or to meet with any members of, or consultants to the Audit Committee and to provide pertinent information as necessary.

(C)	Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Responsibilities and Duties

      To fulfill its responsibilities and duties, the Audit Committee shall:

Independent Accountants

(A)	Be directly responsible for the selection, retention and compensation of the Corporation’s independent accountants, the evaluation of their performance and the termination and replacement of the independent accountants and the resolution of disagreements between management and the independent accountants regarding financial reporting.

(B)	Pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the independent accountants, and ensure that all pre-approvals of non-audit services by the Audit Committee are disclosed in the Corporation’s periodic reports required by section 13(a) of the Securities Exchange Act. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant such pre-approvals, which pre-approvals shall be presented to the full Audit Committee at each of its scheduled meetings. The Audit Committee shall not pre-approve the engagement of the independent accountants to perform any of the following non-audit services: (i) bookkeeping or other services related to the accounting records or financial statements of the Corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

(C)	Ensure that the independent accountants prepare and deliver to the Audit Committee annually a formal written report describing, to the extent permitted under applicable auditing standards: (i) the independent accountants’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants and the Corporation (to assess the independent accountants’ independence), including each non-audit service provided to the Corporation and the matters set forth in Independent Standards Board Standard No. 1, as it may be modified or supplemented (it being understood that the independent accountants are responsible for the accuracy and completeness of the report). The Audit Committee shall also discuss with the independent accountants any relationships or services disclosed in the report that may have an impact on the quality of audit services or the objectivity and independence of the Corporation’s independent accountants.

(D)	Review and evaluate the qualifications, performance and independence of the independent accountants and the lead partner of the independent accountants and the internal control procedures of the independent accountants. In its review and evaluation, the Audit Committee shall take into account the opinions of management and the Corporation’s internal audit personnel.

(E)	Consider whether there should be a regular rotation of the lead audit partner or of the audit firm itself and ensure, in any event, that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, rotate every five years.

(F)	Receive from the independent accountant, in connection with its audit of the Corporation, a timely report describing: (i) all critical accounting policies to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

(G)	Regularly review with the independent accountants any audit problems or difficulties and management’s response, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information, and any significant disagreements with management. Such review may also include, as the Audit Committee deems appropriate: (i) any accounting adjustments that were noted or proposed by the independent accountants but were “passed” (as immaterial or otherwise); (ii) any communication between the audit team and the independent accounting firm’s national office; (iii) any “management” or “internal control” letter issued or proposed to be issued by the independent accountants and the Corporation’s response, if any, to such letter; (iv) any changes required in the planned scope of the internal audit; and (v) the internal audit department’s functions, budget and staffing.

(H)	Periodically discuss with the independent accountants, if deemed appropriate, out of the presence of the management, the Corporation’s internal controls, including their recommendations, if any, for improvements of the Corporation’s internal controls and the implementation of such recommendations, the fullness and accuracy of the Corporation’s financial statements and certain other matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

(I)	Set clear hiring policies for employees or former employees of the independent accountants and ensure that no person who, during the one-year period preceding the date of the initiation of the most recent audit, was employed by the independent accountant and, during such employment, participated in any capacity in the audit of the Corporation, is employed as the Corporation’s chief executive officer, controller, chief financial officer and chief accounting officer.

Financial Reporting

(J)	Review and discuss the Corporation’s annual audited and quarterly financial statements with management and the independent accountants, including the Corporation’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Corporation’s SEC filings and the results of the independent accountants’ reviews of the quarterly financial statements.

(K)	Review and discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

(L)	Review major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements, as well as any special audit steps adopted in light of material control deficiencies.

(M)	Review significant changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, internal audit personnel or management.

(N)	Review analyses prepared by management and/or the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements.

(O)	Review the significant reports to management prepared by the internal auditing department and management’s responses.

(P)	Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Corporation.

(Q)	Review periodically with the management the Corporation’s major financial risk exposures, the Corporation’s policies and guidelines in addressing such exposures, and the steps management has taken to monitor and control such exposures.

(R)	Meet with the independent accountants prior to the audit to review the scope, planning and staffing of the audit.

(S)	Obtain from the independent accountants assurance that no illegal acts as defined in Section 10A of the Securities Exchange Act were discovered in the course of their audit of the annual financial statements or, if such acts were discovered, that the procedures in that section followed.

(T)	Review the appointment and replacement of the internal senior audit personnel.

(U)	Meet separately, at least once every fiscal quarter, with management, with personnel responsible for the internal audit function and with the Corporation’s independent accountants to discuss any matters that the Audit Committee or each of these groups or persons believes should be discussed privately.

Ethical and Legal Compliance

(V)	Review with management, the internal senior audit personnel and the independent accountants the conformity of the Corporation’s subsidiary/ foreign affiliated entities with applicable legal requirements and the Corporation’s Code of Business Ethics and Policies, including disclosures of insider and affiliated party transactions.

(W)	Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

(X)	Prepare the report of the Audit Committee required to be included in the Corporation’s Annual Proxy Statement under the rules of the SEC.

(Y)	State in the Audit Committee’s Report in the Corporation’s Annual Proxy Statement whether, based on the review and discussions referred to in items (C), (I) and (L) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year.

(Z)	Report regularly to the Board and review with the Board any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the independence of the Corporation’s independent accountants and the performance of the internal audit personnel and the independent accountants.

(AA)	Review the Corporation’s Code of Business Ethics and Policies, and, if appropriate, recommend updates to the Code and advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Ethics and Policies.

(BB)	Establish and maintain procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(CC)	Review with the Corporation’s counsel any legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Other

(DD)	As appropriate obtain advice and assistance from outside legal, accounting or other advisors.

(EE)	Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

(FF)	Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report. The Committee shall also review and, if appropriate, recommend updates of this Charter in connection with the preparation of its annual performance evaluation.

V.	Resources and Authority of the Audit Committee

      The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including: (i) the authority, without seeking approval from the Board, to retain outside accountants for special audits, reviews and other procedures and to retain special counsel and other experts and consultants as the Audit Committee determines to be necessary or advisable; and (ii) appropriate funding, as determined by the Audit Committee, for payment of compensation to (a) any advisors employed by the Audit Committee and (b) the independent accountant employed by the Corporation for the purpose of rendering or issuing an audit report.

* * * * *

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG PHELPS DODGE CORPORATION, THE S&P 500 INDEX
AND THE S&P DIVERSIFIED METALS & MINING INDEX AND A PEER GROUP

      Due to the decreased population of companies in the S&P Diversified Metals & Mining index (formerly known as the S&P Metals Mining index), the Corporation has elected to change its comparative peer group to a constructed peer index comprising several peers within its industry. These peers are each weighted according to market capitalization and include Inco Ltd., Falconbridge Ltd., Phelps Dodge Corporation, Noranda Inc., Freeport-McMoRan Copper & Gold Inc. and Teck Cominco Ltd.

	Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

PHELPS DODGE CORPORATION	100.00	84.53	116.07	100.14	59.14	57.77
S&P 500	100.00	128.58	155.64	141.46	124.65	97.10
S&P DIVERSIFIED METALS & MINING	100.00	71.94	136.62	92.92	81.81	89.90
PEER GROUP	100.00	78.27	133.14	93.95	82.54	89.45

*	$100 invested on 12/31/1997 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*

AMONG PHELPS DODGE CORPORATION, THE S&P 500 INDEX
AND THE S&P DIVERSIFIED METALS & MINING INDEX AND A PEER GROUP

      Due to the decreased population of companies in the S&P Diversified Metals & Mining index (formerly known as the S&P Metals Mining index), the Corporation has elected to change its comparative peer group to a constructed peer index comprising several peers within its industry. These peers are each weighted according to market capitalization and include Inco Ltd., Falconbridge Ltd., Phelps Dodge Corporation, Noranda Inc., Freeport-McMoRan Copper & Gold Inc. and Teck Cominco Ltd.

	Cumulative Total Return

	12/92	12/93	12/94	12/95	12/96	12/97	12/98	12/99	12/00	12/01	12/02

PHELPS DODGE CORPORATION	100.00	104.01	135.98	140.95	157.52	149.12	126.06	173.08	149.33	88.19	86.15
S&P 500	100.00	110.08	111.53	153.45	188.68	251.63	323.53	391.62	355.96	313.65	244.34
S&P DIVERSIFIED METALS & MINING	100.00	104.01	135.98	140.95	156.04	119.71	94.31	145.50	106.05	78.20	83.25
PEER GROUP	100.00	112.00	134.11	152.09	159.57	106.02	82.99	141.15	99.60	87.51	94.83

* $100 invested on 12/31/1992 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

2. CONSIDER FOR APPROVAL THE

PHELPS DODGE 2003 STOCK OPTION
AND RESTRICTED STOCK PLAN

       On February 5, 2003, the Board of Directors adopted the Phelps Dodge 2003 Stock Option and Restricted Stock Plan (the “2003 Plan”), subject to approval by a majority of the Corporation’s shareholders voting on the proposal at the 2003 annual meeting of shareholders. To simplify the administration of the Corporation’s stock option and restricted stock plans, if the 2003 Plan is approved by shareholders, outstanding grants and awards under the Phelps Dodge 1998 Stock Option and Restricted Stock Plan (the “1998 Plan”) and the Phelps Dodge 1993 Stock Option and Restricted Stock Plan (the “1993 Plan”) will be incorporated into and governed by the terms of the 2003 Plan. The terms and conditions of any such outstanding grants and awards may be amended pursuant to the provisions of the 2003 Plan, as may be appropriate to conform with the 2003 Plan. The principal features of the 2003 Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 2003 Plan, which is attached as Exhibit A.

      The 2003 Plan is substantially similar in its terms to the 1998 Plan with one significant exception.

Principal Difference from the 1998 Plan	Reload Options. Reload options are not permitted in the 2003 Plan. Additionally, upon approval of the 2003 Plan by the shareholders and consistent with both the authority previously delegated to the Compensation and Management Development Committee (the “Committee”) and the terms and conditions of the 1993 Plan and the 1998 Plan, the Committee intends to terminate the issuance of reload options (including the reload of reload options) that otherwise may have been permitted under the terms and conditions of existing option agreements entered into under the 1993 Plan and 1998 Plan.

General	Under the 2003 Plan, the Committee may grant to executives and other key employees of the Corporation and its subsidiaries without any payment therefor (i) incentive stock options (“ISOs”) and nonqualified stock options (“NQOs”) to purchase the Corporation’s common shares at a per share exercise price equal to or greater than their fair market value on the day of grant and (ii) common shares which are subject to certain restrictions (“Restricted Stock”).

As of April 4, 2003, there were eight executive officers and approximately 189 key employees eligible to participate in the 2003 Plan. Participants are selected by the Committee based upon their past and potential future contribution to the long-term financial success of the Corporation. As of April 4, the fair market value of a common share was $32.50.

Shares Available for Issuance	The total number of common shares available for option grants and Restricted Stock awards under the 2003 Plan is the sum of (A) 3,500,000 (only 1,500,000 of which may be issued as restricted stock); and (B) the number of shares remaining available in accordance with the 1998 Plan. No option grants or Restricted Stock awards may be made under the 2003 Plan after March 31, 2013. As of April 4, 2003, 865,830 shares remained available for issuance under the 1998 Plan and, of this amount, up to 719,591 shares were available for Restricted Stock awards.

Upon the exercise of an option, payment may be made in cash (including, to the extent permitted by applicable law, an assignment of the right to receive cash proceeds on the sale of the shares through a program established with an authorized broker) or, in the discretion of the Committee, in common shares having a market value equal to such exercise price or in a combination of cash and common shares. Options expire no later than the tenth anniversary of the date of grant, plus, in the case of NQOs, one day. If the optionee dies, becomes disabled, retires on his or her normal retirement date or retires early pursuant to the early retirement provisions of a pension or retirement plan of the Corporation or one of its subsidiaries (a “Retirement”) his or her exercisable or unexercisable options, held for at least six months, terminate no later than the fifth anniversary of the death, disability or retirement.

Exercise of Options	Options generally become exercisable in three substantially equal installments beginning on the first anniversary of the date of grant. Any unexercisable options held by an employee who dies become exercisable upon the employee’s death. The Committee may provide for early vesting of option installments, including without limitation the vesting of installments: (1) not later than an employee’s normal or early retirement date, (2) not later than the date an employee ceases to be employed if he ceases to be employed within two years following a change of control of the Corporation (as defined in the 2003 Plan), and (3) in the event that either the Corporation’s common shares are purchased pursuant to a third party tender offer or the Corporation’s shareholders approve a merger or similar transaction which is ultimately consummated in which the Corporation will not survive as a publicly held corporation. If an employee is terminated for cause all of his or her options will immediately expire.

Restricted Stock Grants	Under the 2003 Plan, the Committee may award shares of Restricted Stock to executives and key employees without any payment therefor subject to certain restrictions. Shares of Restricted Stock are subject to restrictions on transfer and risk of forfeiture generally for a period of: (i) five, but not less than three, years from the date of the award in the case of an award of Restricted Stock that will vest, if at all, upon the passage of time and the performance of continuous service as an employee; (ii) one year, in the case of awards that will vest, if at all, upon the achievement of specified performance objectives; or (iii) the date of a change of control. Restricted Stock awards will also generally vest if the employee’s employment terminated due to death, disability or retirement. Unless the Committee otherwise determines, if an executive or key employee terminates employment (other than due to death or disability or retirement) prior to the lapse of the transfer and forfeiture restrictions, his or her Restricted Stock will be forfeited.

Amendments	The Board of Directors may amend the 2003 Plan at any time, except that the approval of the holders of a majority of common shares voting on the amendment at the annual meeting would be required for any amendment: (i) increasing the total number of common shares that may be sold, issued or transferred under the 2003 Plan (except by adjustments to reflect stock or extraordinary cash dividends, stock splits or share combinations or recapitalizations of the Corporation); (ii) modifying provisions regarding eligibility; (iii) reducing the purchase price for common shares offered pursuant to options (except by adjustments to reflect stock or extraordinary cash dividends, stock splits, share combinations or recapitalizations); or (iv) extending the 2003 Plan’s expiration date.

Federal Income Tax Treatment of Options	No taxable income is recognized to the employee upon the grant of an NQO. Upon the exercise of an NQO, the employee generally recognizes ordinary income for Federal income tax purposes in an amount equal to the excess of (i) the fair market value of the common shares issued on the date of exercise over (ii) the exercise price for such common shares. The Corporation generally receives a deduction at the time of exercise in an amount equal to the income realized as ordinary income by the employee. Upon the sale of common shares acquired by exercise of an NQO, the employee will realize a long-term or short-term capital gain or loss depending upon his holding period for such stock. To qualify for long-term capital gain treatment, the common shares must be held for more than one year after exercise.

No taxable income is realized by the employee either upon the grant or exercise of an ISO. However, the difference between the option price and the fair market value of the stock on the day it becomes transferable or is no longer subject to a substantial risk of forfeiture must be recognized for alternative minimum tax purposes for the year in which the ISO is exercised. The regular tax is deferred until the common shares acquired upon the exercise of the ISO are sold, provided that the shares are held for the required holding period. In order to obtain this tax benefit, the employee must neither dispose of any such share within two years from the date of the respective option grant nor within one year after the transfer date of the share to the employee. Upon a subsequent sale or exchange of the common shares received upon exercise of an ISO, any profit will be a long-term capital gain and any loss will be a long-term capital loss. If the common shares acquired upon the exercise of an ISO are transferred before the expiration of either of the required holding periods, the employee is taxed at ordinary income tax rates in the year the common shares are sold. The amount subject to ordinary income tax will generally be the difference between the fair market value of the common shares at the date of exercise and the exercise price. No income tax deduction is available to the Corporation upon the exercise or sale of the common shares received upon exercise of an ISO, unless the employee incurs a disqualifying disposition because the employee does not meet the holding period requirements and realizes ordinary income upon any such sale.

VOTING ON THE NEW PLAN

       An affirmative vote of a majority of the common shares present and voting on the 2003 Plan at the annual meeting of shareholders is required for adoption. Therefore, the effect of a broker non-vote is the same as an abstention.

      The Board of Directors recommends a vote FOR adoption of the Phelps Dodge 2003 Stock Option and Restricted Stock Plan.

OTHER BUSINESS

       The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

VOTING PROCEDURES

       All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the annual meeting, will be voted at the meeting in accordance with any instructions specified on such proxy. Where no instruction is specified, the shares may be voted according to the printed instructions on the proxy.

      It is the policy of the Corporation that, except under limited circumstances, each shareholder proxy card, ballot and voting tabulation that identifies any shareholder will be kept confidential and that the receipt and tabulation of such votes will be conducted by independent third parties, including the Corporation’s transfer agent and its proxy solicitation firm, and not by employees of the Corporation.

      The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Avenue, New York, NY 10017, to assist in soliciting proxies for a fee estimated at $12,500 plus reasonable expenses. Strategic Stock Surveillance and some officers and other employees of the Corporation may solicit proxies in person and by telephone or otherwise. The Corporation may also reimburse brokers and others who are record holders of the Corporation’s shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

PROPOSALS FOR 2004

       The Corporation will review for inclusion in next year’s proxy statement shareholder proposals received by December 4, 2003. Proposals should be sent to the Vice President, Assistant General Counsel and Secretary at One North Central Avenue, Phoenix, Arizona 85004.

      Shareholder proposals not included in next year’s proxy statement may be brought before the May 5, 2004 annual meeting of shareholders by a shareholder of the Corporation who is entitled to vote at the meeting, who has given a written notice to the Vice President, Assistant Counsel and Secretary of the Corporation containing certain information specified in the By-Laws and who was a shareholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the One North Central Avenue address in the preceding paragraph no earlier than December 31, 2003 and no later than January 30, 2004, except that if the date of the 2004 annual meeting of shareholders is changed, and the meeting is held before March 31, 2004 or after June 29, 2004, such notice must be delivered or mailed and received at the One North Central Avenue address in the preceding paragraph no earlier than the close of business on the 120th day prior to the new date of such annual meeting and no later than the close of business on the later of (i) the 90th day prior to the new date of such meeting and (ii) the 10th day following the day on which a public announcement of the new date of such annual meeting is first made.

      If a shareholder notifies the Corporation after January 30, 2004 of an intention to present a proposal at the Corporation’s May 5, 2004 annual meeting or, if the date of the 2004 annual meeting is changed and the meeting is held before March 31, 2004 or after June 29, 2004, if a shareholder notifies the Corporation of an intention to present a proposal at such meeting after the close of business on the later of (i) the 90th day prior to the new date of such meeting and (ii) the 10th day following the day on which a public announcement of the new date of such annual meeting is first made, and for any reason any such proposal is voted on at such meeting, the Corporation’s proxy holders will have the right to exercise discretionary voting authority with respect to such proposal.

ANNUAL REPORT FOR 2002

       The annual report of the Corporation for the year 2002, which includes the Corporation’s Annual Report on Form 10-K, is being furnished concurrently with this proxy statement to persons who were shareholders of record as of April 21, 2003, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board of Directors,

J. Dale Brunk
Vice President, Assistant General Counsel and Secretary

Phoenix, Arizona

April 25, 2003

EXHIBIT A

PHELPS DODGE 2003 STOCK OPTION

AND RESTRICTED STOCK PLAN

SECTION 1

PURPOSE

      The purpose of the Plan is to foster and promote the long-term financial success of the Corporation and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Corporation by Employees, and (c) enabling the Corporation to attract and retain the services of an outstanding team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

SECTION 2

DEFINITIONS

      2.1     Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization of the Corporation.

(c) “Board” shall mean the Board of Directors of the Corporation.

(d) “Common Shares” shall mean the Common Shares of the Corporation.

(e) “Cause” shall mean (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) serious misconduct on the part of the Participant that is injurious to the Corporation or any Subsidiary in any way, including, without limitation, by way of damage to any of their respective reputations or standings in their respective industries, (iii) the conviction of, or entrance of a plea of nolo contendere by, the Participant with respect to a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Corporation or any Subsidiary not to disclose any information pertaining to the Corporation or any Subsidiary or not to compete or interfere with the Corporation or any Subsidiary.

(f) A “Change of Control” shall be deemed to have taken place at the time (i) when any “person” or “group” of persons (as such terms are used in Section 13 and 14 of the Act), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the “beneficial owner” (as such term is used in Section 13 of the Act) of 25% or more of the total number of the Corporation’s common shares at the time outstanding, or (ii) of the approval by the vote of the Corporation’s stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger or consolidation with any other corporation (other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation (the “Surviving Entity”) or its direct or indirect parent (the “Survivor Parent”)) at least 80% of the combined voting power of the securities of the Corporation or the Surviving Entity or Survivor Parent outstanding immediately after such merger or consolidation); sale of assets; liquidation; or reorganization in which the Corporation will not survive as a publicly owned corporation (the transactions described above being collectively referred to as the “Transaction”);

provided that a Change of Control will occur in the circumstances described above only if the Transaction is ultimately consummated, or (iii) when the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean a Committee of the Board, which shall consist of two or more members. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 as promulgated under the Act, or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. Each member of the Committee shall serve at the pleasure of the Board.

(i) “Corporation” shall mean Phelps Dodge Corporation, a New York corporation, and any successor thereto.

(j) “Disability” shall mean the Participant is eligible to receive benefits under the Phelps Dodge Corporation Long-Term Disability Plan (“LTD Plan”), or any successor to the LTD Plan. If no long-term disability plan is currently sponsored by the Corporation, “Disability” shall be determined by referring to the terms and conditions of the long-term disability plan most recently sponsored by the Corporation.

(k) “Employee” shall mean any executive or other key employee of the Corporation or any Subsidiary (as determined by the Committee in its sole discretion).

(l) “Fair Market Value” shall mean the mean of the high and low prices of the Common Shares on the Consolidated Trading Tape on the date of determination or, if no sale of Common Shares is recorded on the Tape on such date, then on the next preceding day on which there was such a sale.

(m) “Immediate Family Member” shall mean with respect to a Participant, the Participant’s spouse, ancestors (including parents and grandparents), siblings (including half-brothers and sisters), and descendants (including children, grand children and great grandchildren), as well as any entity, such as a limited liability company, partnership or trust, in which all of the beneficial ownership interests are held directly or indirectly by the Participant or a natural person who is an Immediate Family Member. For purposes of this definition, individuals who have the legal relationship described herein through legal adoption and the children of the Participant’s spouse or the spouse of one of the Participant’s children or grandchildren shall be treated as Immediate Family Members.

(n) “Option” shall mean the right to purchase Common Shares at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Nonqualified Stock Option”).

(o) “Participant” shall mean any Employee designated by the Committee to receive an option or share of Restricted Stock under the Plan.

(p) “Plan” shall mean the 2003 Stock Option and Restricted Stock Plan, as set forth herein and as the same may be amended from time to time.

(q) “Predecessor Plans” shall mean the Phelps Dodge 1993 Stock Option and Restricted Stock Plan and the Phelps Dodge 1998 Stock Option and Restricted Stock Plan.

(r) “Restricted Period” shall mean the period during which shares of Restricted Stock are subject to forfeiture and restrictions on transferability pursuant to Section 6.2 of the Plan.

(s) “Restricted Stock” shall mean stock granted to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 6 of the Plan.

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(t) “Retirement” shall mean termination of a Participant’s employment on or after the Participant’s normal retirement date or early retirement under any pension or retirement plan of the Corporation or a Subsidiary.

(u) “Subsidiary” shall mean any company in which the Corporation and/or another Subsidiary owns 50% or more of the total combined voting power of all classes of stock.

      2.2     Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

SECTION 3

ADMINISTRATION

      3.1     Power to Grant and Establish Terms of Awards. The Committee shall have authority, subject to the terms of the Plan, to determine the Employees eligible for Options and awards of Restricted Stock and those to whom Options or Restricted Stock shall be granted, the number of Common Shares to be covered by each Option or award of Restricted Stock, any conditions that may be imposed upon the grant of an Option, the time or times at which Options or Restricted Stock shall be granted, and the terms and provisions of the instruments by which Options or Restricted Stock shall be evidenced; to designate Options as Incentive Stock Options or Nonqualified Stock Options; to permit Participants to elect to defer the issuance of Common Shares otherwise deliverable upon the exercise of an Option on such terms and subject to such conditions as the Committee shall determine; and to determine the period of time during which restrictions on Restricted Stock shall remain in effect. The grant of any Option to any Employee or an award of Restricted Stock shall neither entitle such Employee to, nor disqualify him from, participation in any other grant of Options or award of Restricted Stock. Notwithstanding anything else contained in the preceding sentence to the contrary, in no event may the number of Common Shares subject to Options granted to any single Participant within any 12-month period exceed 350,000 Common Shares, as such number may be adjusted pursuant to Section 4.3.

      3.2     Administration. Any Option grant or award of Restricted Stock made by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Corporation, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Without limiting the generality of the foregoing, the Committee may delegate to any officer of the Corporation or any committee comprised of officers of the Corporation the authority to take any and all actions permitted or required to be taken by the Committee hereunder; provided that such delegation shall not be permitted with respect to Options or other awards granted or to be granted to any officer of the Corporation and that, to the extent the Committee delegates authority to grant Options and other awards hereunder, such delegation shall specify the aggregate number of Common Shares that may be awarded pursuant to such delegation and may establish the maximum number of Common Shares that may be subject to any award made pursuant to such delegation and any other limitations thereon that the Committee may choose to impose.

SECTION 4

STOCK SUBJECT TO PLAN

      4.1     Number. The stock as to which Options and awards of Restricted Stock may be granted shall be Common Shares. When Options are exercised or Restricted Stock is awarded, the Corporation may either

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issue unissued Common Shares or transfer issued shares held in its treasury. Subject to adjustment as provided in Section 4.3 below, the total number of Common Shares (i) which may be sold to Employees under the Plan pursuant to Options and (ii) that may be transferred or issued as Restricted Stock pursuant to Section 6 shall not exceed the sum of (A) 3,500,000 Common Shares and (B) the number of Common Shares remaining available for issuance under the Phelps Dodge 1998 Stock Option and Restricted Stock Plan on the Effective Date. Notwithstanding the foregoing, the total number of Common Shares that may be transferred or issued hereunder as awards of Restricted Stock pursuant to Section 6 shall not exceed 1,500,000 Common Shares, plus that number of the Common Shares referred to in subclause (B) of the immediately preceding sentence that, on the Effective Date, were available for awards of restricted stock under the Phelps Dodge 1998 Stock Option and Restricted Stock Plan. Any Option settled in cash shall reduce the number of Common Shares under the Plan by the number of shares that would have been issued had the Option been exercised for Common Shares.

      4.2     Canceled, Terminated or Forfeited Awards. If, after the Effective Date, an Option granted hereunder or an Option granted under a Predecessor Plan which is outstanding on the date hereof expires, or is terminated, canceled or otherwise surrendered by a Participant prior to its exercise, or if shares of Restricted Stock are returned to the Corporation pursuant to the terms of the Plan or if shares of Restricted Stock awarded under a Predecessor Plan which are still restricted on the date hereof are returned to the Corporation prior to the time at which a Participant’s rights become nonforfeitable, the Common Shares covered by such Option immediately prior to such expiration or other termination or the Common Shares affected by such return of Restricted Stock shall be available for future grants under the Plan.

      4.3     Adjustment in Capitalization. The number and price of Common Shares covered by each Option, the maximum number of Common Shares that be awarded as Options under Section 3.1 and the total number of Common Shares that may be sold, issued or transferred under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Common Shares covered by the Option would have been entitled to receive in connection with such event.

      Any shares of stock (whether Common Shares, shares of stock into which Common Shares are converted or for which Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any award of Restricted Stock granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 6.4 or as otherwise provided by the Committee at or after the date an award of Restricted Stock is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in substantially the same manner as provided in Section 6.5 hereof.

SECTION 5

STOCK OPTIONS

      5.1     Grant of Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Corporation or any Subsidiary shall not exceed $100,000 or such other amount as may be subsequently specified by the Internal Revenue Code of 1986, as amended. Options shall be evidenced by instruments in such form or forms as the Committee may from time to time approve.

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      5.2     Option Price. The Option price per share shall be at or above the Fair Market Value of the optioned shares on the day the Option is granted (as determined under Section 5.1).

      5.3     Payment. Upon exercise, the Option price shall be paid (i) in cash, including an assignment of the right to receive cash proceeds of the sale of Common Shares subject to the Option; (ii) in the discretion of the Committee, in already owned Common Shares of the Corporation having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Common Shares or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine.

      5.4     Term and Exercise of Options. Each Incentive Stock Option shall expire not later than the tenth anniversary of the date of its grant, and each Nonqualified Stock Option shall expire not later than the day after the tenth anniversary of the date of its grant. Options shall become exercisable in three or four substantially equal annual installments commencing on the first anniversary of the date of grant, as the Committee in its discretion shall determine, or at such other times and upon the occurrence of such other events or conditions as the Committee may determine at or after the grant of such Option. Notwithstanding the foregoing, the Committee may include in any Option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier or later date, or upon the occurrence of such earlier or later event, as may be specified by such provision. Without limiting the generality of the foregoing, the Committee may approve, pursuant to the foregoing sentence, provisions making installments exercisable (i) upon a Participant’s Retirement (provided that, in the event that the Participant is retiring prior to his normal retirement date and such retirement is not determined by the Committee to be adverse to the Corporation, such acceleration shall be conditioned upon the execution by the Participantof a release in favor of the Corporation and its affiliates in a form acceptable to the Corporation), (ii) not later than the date the Participant ceases to be employed by the Corporation if he ceases to be so employed within two years following a Change of Control of the Corporation, and (iii) at such time and for such period as the Committee deems appropriate, in the event of a Change of Control. Except as may be provided in any provision approved by the Committee pursuant to this Section 5.4, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of Common Shares with respect to which it is then exercisable.

      5.5     Termination of Employment. If the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death, Disability, Retirement or the Participant’s termination for Cause, all Options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such Options’ expiration or one month (or such greater period of time, not to exceed one year, determined by the Committee in its sole discretion) after the day his employment ends. If the Participant ceases to be employed on account of Disability or Retirement, all Options granted to him and exercisable on the date of his termination of employment due to Disability or his Retirement shall terminate on the earlier of such Options’ expiration or the fifth anniversary of the day of such termination or Retirement. If the Participant’s employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be forfeited. Except as otherwise determined by the Committee at or after grant of any Option, any installment which has not become exercisable prior to the time the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

      5.6     Exercise upon Death of Participant. Each Participant having Nonqualified Stock Options may designate, on such forms as may be approved by the Corporation from time to time, a beneficiary or beneficiaries with respect to the Participant’s Nonqualified Stock Options should the Participant die prior to the exercise of the Participant’s Nonqualified Stock Options. To be effective, any beneficiary designation forms completed by a Participant must have been delivered to the Corporation. A Participant may change a beneficiary designation by executing and delivering to the Corporation a new beneficiary designation form. Upon receipt of such designation by the Corporation, such designation or change of designation shall be effective as of the date of the notice, regardless of whether the Participant is living at the time the notice is received by the Corporation. If the Participant dies while he is employed by the Corporation or a Subsidiary,

5

his Options may be exercised, for the full number of Common Shares covered thereby for which such Options were not previously exercised, by his estate, personal representative or beneficiary who acquires the Options by beneficiary designation, will or by the applicable laws of descent and distribution, at any time prior to the earlier of the Options’ expiration or the fifth anniversary of the Participant’s death. Such Options shall terminate upon the earlier of such Options’ expiration or the fifth anniversary of such Participant’s death. If the Participant dies while he is no longer employed by the Corporation, his Options may be exercised, for the number of Common Shares as to which he could have exercised them on the date of his death, by his estate, personal representative or beneficiary who acquires the Options by beneficiary designation, will or by the applicable laws of descent and distribution, at any time prior to the termination date provided by Section 5.5.

SECTION 6

RESTRICTED STOCK

      6.1     Grant of Restricted Stock. Any award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Employee to pay the Corporation an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion. The Committee may require that, as a condition to any award of Restricted Stock under the Plan, the Employee shall have entered into an agreement with the Corporation setting forth the terms and conditions of such award and such other matters as the Committee, in its sole discretion, shall have determined. As determined by the Committee, the Corporation shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period.

      6.2     Restrictions on Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

      6.3     Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote and the right to receive dividends.

      6.4     Lapse of Restricted Period. Unless the Committee shall otherwise determine at or after the date an award of Restricted Stock is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock on the earlier of: (a) the third anniversary of the date of grant, in the case of an award of restricted stock that vests based on the passage of time and the performance of continuous service as an employee, (b) the first anniversary of the date of grant, in the case of a restricted stock award that vests based on the achievement of specified performance criteria or (c) the date of a Change of Control, unless sooner terminated as otherwise provided herein. The determination of whether the Participant has achieved such performance goals shall be made by the Committee in its sole discretion. Notwithstanding the foregoing, if a Participant incurs a tax liability in respect of an award of Restricted Stock prior to the time the Restricted Period would otherwise lapse hereunder (other than by reason of the election by the Participant under the Code to be taxed as the time of grant), the Restricted Period shall lapse on the date such tax liability arises with respect to the number of whole Common Shares having a Fair Market Value at such time no greater than the amount required to satisfy all tax withholding requirements applicable thereto (as determined in accordance with Section 9.3 hereof). Unless the Committee determines otherwise, the Corporation shall withhold such released Common Shares to satisfy such withholding obligations.

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      6.5     Legend. Each certificate issued to a Participant in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the Phelps Dodge 2003 Stock Option and Restricted Stock Plan and may not be sold, pledged, transferred, assigned, hypothecated, or otherwise encumbered in any manner until”.

      6.6     Death, Disability or Retirement. Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, Disability or Retirement, the Restricted Period covering all shares of Restricted Stock transferred or issued to such Participant under the Plan shall immediately lapse.

      6.7     Termination of Employment. Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary for any reason other than those specified in Section 6.6 at any time prior to the date when the Restricted Period lapses, all shares of Restricted Stock owned by such Participant shall revert back to the Corporation upon the Participant’s termination of employment. Whether authorized leave of absence or absence in military or government service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

      6.8     Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 6.2 and the Corporation shall issue or have issued new share certificates without the legend described in Section 6.5 in exchange for those previously issued.

SECTION 7

TERMINATION AND AMENDMENT OF PLAN

      The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the holders of a majority of Common Shares present and voting on the proposal at a meeting of shareholders, the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 4.3), the category of persons eligible to receive Options and shares of Restricted Stock may not be changed, the purchase price at which shares may be offered pursuant to Options may not be reduced (except by adjustment pursuant to Section 4.3) and the expiration date of the Plan may not be extended. No action of the Board or shareholders, however, may, without the consent of a Participant alter or impair his rights under any Option or award of Restricted Stock previously granted.

SECTION 8

APPLICABILITY OF PLAN TO GRANTS UNDER PREDECESSOR PLANS

      The provisions of the Plan relating to Options and Restricted Stock grants shall apply to, and govern, existing Option and restricted stock grants made under the Predecessor Plans as if such awards were granted hereunder (except that no such awards shall count against the share limit set forth in Section 4.1) and such Options and restricted stock grants shall, where appropriate, be deemed to have been amended to provide any additional rights, subject in the case of Options and restricted stock grants outstanding as of the date of adoption of this Plan by the Board, to the right of an affected Participant to consent to the application of such amendments to such grants as provided in Section 7.

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SECTION 9

MISCELLANEOUS PROVISIONS

      9.1     Nontransferability of Awards. Unless the Committee otherwise determines at or after grant to permit any award made hereunder to be transferable to the Immediate Family Members of a Participant, an award granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than in accordance with a beneficiary designation effective on the death of the Participant, by will or by the applicable laws of descent and distribution. All rights with respect to awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

      9.2     Securities Law Compliance. Instruments evidencing Options or awards of Restricted Stock may contain such provisions as the Committee deems appropriate in respect of any securities laws and such other provisions, not inconsistent with the Plan, as the Committee deems advisable. Common Shares received pursuant to the Plan shall be transferable only if the proposed transfer will be in compliance with applicable securities laws.

      9.3     Tax Withholding. The Corporation shall have the power to withhold, or require a Participant to remit to the Corporation promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any award under the Plan, and the Corporation may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied. Subject to any required withholding of Common Shares pursuant to Section 6.4, the Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have Common Shares otherwise issuable or deliverable under the Plan withheld by the Corporation or (ii) to deliver to the Corporation previously acquired shares of Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the minimum amount of the Participant’s total Federal, state and local tax withholding obligation associated with the transaction.

      9.4     Term of Plan. This Plan shall be effective as of the date of approval by the holders of the Common Shares at the 2003 Annual Meeting of Shareholders. This Plan shall expire on March 31, 2013 (except as to Options and Restricted Stock outstanding on that date), unless sooner terminated pursuant to Section 7 of the Plan.

      9.5     Governing Law. The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

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PROXY

PHELPS DODGE CORPORATION

Solicited on Behalf of the Board of Directors of Phelps Dodge Corporation

     The undersigned shareholder of PHELPS DODGE CORPORATION hereby appoints Archie W. Dunham, William A. Franke, Southwood J. Morcott and J. Steven Whisler or any of them, proxies of the undersigned, each with power of substitution, at the annual meeting of shareholders of the Corporation to be held at the Phoenix Art Museum, 1625 North Central Avenue, Phoenix, Arizona, on Friday, May 23, 2003 at 8:00 a.m., and at any adjournments thereof, to vote all Common Shares of the Corporation held or owned by the undersigned, including any which may be held for the undersigned’s account under the Phelps Dodge Corporation Common Stock Investor Services Program administered by Mellon Investor Services LLC.

     For those participants who hold accounts with Common Shares through the Phelps Dodge Employee Savings Plan and/or The Phelps Dodge Corporation Supplemental Savings Plan: the undersigned instructs the UMB Bank, N.A. as Trustee for the Plans, to vote all shares or fractions of shares credited to the account as of the latest available processing date on or before May 23, 2003, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Trustee in its sole discretion.

     For those participants who hold accounts with Common Shares through the RAG American Coal Savings Plan and Trust, the undersigned instructs T. Rowe Price Trust Company as Trustee for the Plan, to vote all shares or fractions of shares credited to the account as of the latest available processing date on or before May 23, 2003, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Trustee in its sole discretion.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	To Vote by Internet at our Internet Address: http://www.eproxy.com/pd

or

2.	Call toll free 1-800-435-6710 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

If you wish to view future Phelps Dodge Corporation Annual Reports and Proxy Statements on-line instead of receiving the printed documents, which will assist the Corporation in reducing future printing and mailing costs, please

•	visit Mellon’s web site registration page at http://www.eproxy.com/pd

or

•	call toll free 1-800-435-6710 on a Touch-Tone Telephone and follow the instructions on the reverse side

or

•	check the box on the signature side of the enclosed proxy card and return in the postage paid envelope provided.

Please mark your votes as indicated in this example.	☒

PROPOSAL 1:	Election of Directors for the term specified in the Proxy Statement:	FOR ALL	WITHHELD FOR ALL
		☐	☐

01 R. Burt	04 W. Post
02 R. Krebs	05 J. Thompson
03 J. Madonna

WITHHELD FOR: (Write name(s) of nominee(s) below)

		FOR	AGAINST	ABSTAIN
PROPOSAL 2:	Consider for approval the Phelps Dodge 2003 Stock Option and Restricted Stock Plan	☐	☐	☐

The Board of Directors recommends you vote FOR MANAGEMENT PROPOSALS 1 AND 2.

The proxies are instructed to vote as directed above, and in their discretion on all other matters. Where no direction is specified, this proxy will be voted FOR Management Proposals 1 and 2 as recommended by the Board of Directors.

I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.	☐

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET PLEASE READ THE INSTRUCTIONS BELOW

Signature(s)	Date

NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

YOUR VOTE IS IMPORTANT! — YOU CAN VOTE IN ONE OF THREE WAYS:

1.	TO VOTE BY PHONE: Call toll-free 1-800-435-6710 on a touch tone telephone 24 hours a day-7 days a week

There is NO CHARGE to you for this call. – Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:	To vote as the Board of Directors recommends on ALL proposals, press 1

When asked, please confirm by Pressing 1.

OPTION 2:	If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1 – To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2
To WITHHOLD FOR AN INDIVIDUAL nominee, Press 2 and listen to the instructions
Proposal 2 – To vote FOR, press 1; AGAINST, press 2; ABSTAIN, press 0

When asked, please confirm by Pressing 1.

CONSENT TO VIEW ANNUAL REPORTS AND PROXY STATEMENTS ONLINE
Press 1 to consent to view future Annual Reports and Proxy Statements for this account via the Internet. You may revoke this consent at any time by giving written notice to the Corporation, c/o Corporate Secretary. When asked, please confirm your consent by pressing 1. The instructions are the same for all remaining proposals.

or

2.	VOTE BY INTERNET: Follow the instructions at our Website Address: http://www.eproxy.com/pd.

or

3.	VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone or Internet, THERE IS
NO NEED TO MAIL BACK your Proxy Card.

THANK YOU FOR VOTING.